Exhibit 1.1

[•] American Depositary Shares

CHINA TELECOM CORPORATION LIMITED

Each representing 100 H shares,

par value RMB 1.00 per share

FORM OF UNDERWRITING AGREEMENT

[•], 2004

[•], 2004

[Names of U.S. Representatives]

[Addresses]

As U.S. Representatives of the Several U.S. Underwriters

[Names of International Representatives]

[Addresses]

As International Representatives of the Several International Underwriters

[Names of Global Coordinators]

[Addresses]

As Global Coordinators

Dear Sirs and Mesdames:

China Telecom Corporation Limited (the “Company”), a company limited by shares incorporated under the laws of the People’s Republic of China (the “PRC”), proposes to issue and sell to the several Underwriters (as defined below) an aggregate of [•] American Depositary Shares, each representing 100 H shares, par value RMB1.00 per share of the Company (each an “H Share”). In addition, China Telecommunications Corporation (“CTC”), a state-owned enterprise established in the PRC, and each of the PRC state-owned enterprises named in Schedule I hereto (collectively, together with CTC, the “Selling Shareholders” and each a “Selling Shareholder”) severally propose to sell to the several Underwriters an aggregate of [•] American Depositary Shares, representing [•] H Shares. The aggregate of [•] American Depositary Shares representing [•] H Shares to be sold by the Company and the Selling Shareholders are herein called the “Firm ADSs”. The number of Firm ADSs to be sold by each Selling Shareholder is set forth opposite such Selling Shareholder’s name in Schedule I hereto.

It is understood that, subject to the conditions hereinafter stated, (i) [•] Firm ADSs (the “U.S. Firm ADSs”) will be sold to the several U.S. Underwriters named in Schedule II hereto (the “U.S. Underwriters”) in connection with the offering and sale of such U.S. Firm ADSs in the United States and Canada to United States and Canadian Persons (as such terms are defined below) (the “U.S. Offering”) and (ii) [•] Firm ADSs (the “International Firm ADSs”) will be sold to the several International Underwriters named in Schedule III hereto (the “International Underwriters”) in connection with the offering and sale of such International Firm ADSs outside the United States and Canada, including to professional and institutional investors in Hong Kong (the “International Offering”). [•] and [•] shall act as representatives of the several U.S. Underwriters (the “U.S. Representatives”), and [•] and [•] shall act as representatives of the several International Underwriters (the “International Representatives”). The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the “Underwriters.” As used herein, (A) “United States or Canadian Person” shall mean any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and shall include any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person, (B) “United States” shall mean the United States of America, its territories, its possessions and all areas subject to its jurisdiction, and (C) “Canada” shall mean Canada, its provinces, its territories and all areas subject to its jurisdiction.

The Company also proposes to issue and sell to the U.S. Underwriters and the International Underwriters not more than an additional [•] American Depositary Shares, representing [•] H Shares (the “Company’s Additional ADSs”), and the Selling Shareholders severally propose to sell to the Underwriters up to, in aggregate, an additional [•] American Depositary Shares, representing [•] H Shares (together with the Company’s Additional ADSs, the “Additional ADSs”), if and to the extent that the Global Coordinators (as defined below), shall have determined on behalf of the Underwriters to exercise the right to purchase such

Additional ADSs granted to the Underwriters in Section 3(b) hereof. The maximum number of Additional ADSs to be sold by each Selling Shareholder is set forth opposite such Selling Shareholder’s name in Schedule I hereto. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “ADSs.” The H Shares represented by the ADSs are hereinafter collectively referred to as the “Shares.”

The U.S. Offering and the International Offering are collectively referred to herein as the “Global Offering.” As described in Sections 3(a), (b) and (c) hereof, the Underwriters may, in their discretion, require that Shares in respect of the ADSs be delivered in lieu of ADSs with the understanding that all ADSs to be sold by the Selling Shareholders will be delivered in the form of Shares.

The Underwriters have entered into an agreement dated the date hereof (the “Intersyndicate Agreement”) providing, among other things, that [•] and [•] shall act as the joint global coordinators (the “Global Coordinators”) for the Global Offering and shall have the authority to reallocate the ADSs and the Shares among the underwriting syndicates. The Company hereby confirms the appointment of the Global Coordinators by the Underwriters. It is understood and agreed that the Global Coordinators in their sole discretion shall also have the authority to allocate the Additional ADSs among the U.S. Offering and the International Offering to cover any over-allotments.

Two forms of offering documents are to be used in connection with the offering and sale of ADSs, one relating to the U.S. Offering (the “U.S. Prospectus”) and another relating to the International Offering (the “International Prospectus”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) (i) a registration statement and related base prospectus (the “Base Prospectus”) on Form F-3 (Commission file number 333-113181) relating to the registration of certain debt and equity securities of the Company and the offering thereof pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has been declared effective by the Commission, (ii) a registration statement on Form F-6 (Commission file number 333-100617) relating to the registration of the ADSs under the Securities Act, which registration statement has been declared effective by the Commission, and (iii) a final prospectus supplement relating to the offering of the ADSs pursuant to Rule 424(b) of the Securities Act, which prospectus supplement, together with the Base Prospectus (in each case, including all documents incorporated by reference therein), shall constitute the U.S. Prospectus. The registration statement on Form F-3 as amended at the time it became effective and, if any post-effective amendment is filed with respect thereto, as amended by each such post-effective amendment at the time of its effectiveness, including in each case the exhibits and schedules thereto, all documents incorporated by reference therein and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement;” the U.S. Prospectus and the International Prospectus in the respective forms first used to confirm sales of ADSs and Shares are hereinafter collectively referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional H Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to refer to both the registration statement referred to above (Commission file number 333-113181) and the Rule 462 Registration Statement, in each case as amended from time to time and including the exhibits and schedules thereto and all documents incorporated by reference therein. The registration statement on Form F-6, at the time it became effective and, if any post-effective amendment is filed with respect thereto, as amended by each such post-effective amendment at the time of its effectiveness, including in each case the exhibits and schedules thereto and all documents incorporated by reference therein, is hereinafter called the “ADS Registration Statement.”

All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, the ADS Registration Statement or the U.S. Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (and all other references of like import) in the Registration Statement or a Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or a Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or a Prospectus (or any preliminary prospectus) shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is or is deemed to be incorporated by reference in the Registration Statement or a Prospectus (or any preliminary prospectus), as the case may be.

The ADSs will be evidenced by American Depositary Receipts (the “ADRs”) to be issued pursuant to the Deposit Agreement dated as of November 6, 2002 (the “Deposit Agreement”), among the Company, The Bank of New York, as depositary (the “Depositary”), and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder. Unless the context otherwise requires, references to “ADSs” herein shall be deemed to exclude Shares underlying such ADSs and the ADRs evidencing such ADSs.

It is understood that the Company and the Subsidiaries (defined below) on one hand and CTC and certain affiliates of CTC (excluding the Company and the Subsidiaries) on the other hand (CTC and such affiliates of CTC, excluding the Company and the Subsidiaries, being collectively, the “China Telecom Group” and each, a “China Telecom Group Member”) have irrevocably completed a series of events and transactions as described under the captions “[The Acquisition]”, “Relationship with China Telecom Group” and “Principal and Selling Shareholders” in the Prospectus (the “Acquisition Transactions”) including, among other things, (i) the entering into by the Company and CTC of an Acquisition Agreement, dated [•], 2004 (the “Acquisition Agreement”), to effect a sale and purchase of the businesses of wireline telephone, data and Internet and leased line services, previously operated by certain subsidiaries of CTC in the provinces and autonomous regions of Shanxi, Hubei, Hunan, Yunnan, Gansu, Guizhou, Hainan, Qinghai, Ningxia and Xinjiang in the PRC (collectively, the “Target Provinces” and each a “Target Province”), pursuant to which CTC agreed to transfer to the Company substantially all of its assets, liabilities and interests in connection with its wireline telephone, data and Internet and leased line services in the Target Provinces; (ii) the entering into by the Company and CTC of a supplemental agreement dated [•], 2004 the (“Supplemental Agreement”) relating to the non-competition agreement dated September 10, 2002, the centralized services agreement dated September 10, 2002 and the optic fiber leasing agreement dated September 10, 2002 between the Company and CTC; (iii) the entering into by the Company and CTC of a supplemental trademark license agreement dated [•], 2004 (the “Trademark License Agreement”), pursuant to which CTC granted to the Company a right to use the registered trademarks of, and trademarks pending registration by, CTC on a royalty-free basis with respect to the Target Provinces; (iv) the entering into by the Company and CTC of a comprehensive services framework agreement dated [•], 2004 (the “Comprehensive Services Framework Agreement”) relating to the procurement of certain telecommunications equipment and services, including optic fibers, network designs, software upgrades, systems integration, and the manufacture of calling cards; and (v) the entering into by certain Subsidiaries (as defined below) and certain China Telecom Group Members of the agreements relating to the ongoing related party transactions described in the sections entitled “Relationship with China Telecom Group – Ongoing Related Party Transactions between Our Subsidiaries and Subsidiaries of China Telecom Group” in the Prospectus (collectively the “Related Party Agreements” and each a “Related Party Agreement”).

Each of the significant documents executed by and between the Company and, as applicable, the Subsidiaries on one hand and CTC and the other China Telecom Group Members on the other hand in order to consummate the Acquisition Transactions (including, without limitation, (i) the Acquisition Agreement, (ii) the Supplemental Agreement, (iii) the Trademark License Agreement, (iv) the Comprehensive Services Framework Agreement, and (v) each Related Party Agreements to which a Target Company (as defined below) is a party are hereinafter collectively referred to as the “Purchase Documents” and singly as an “Purchase Document”. Each Purchase Document constituting an agreement is hereinafter referred to as an “Purchase Agreement” and collectively as the “Purchase Agreements.”

1. Representations and Warranties. Each of the Company and CTC represents and warrants to and agrees with each of the Underwriters that:

(a) The Company meets the eligibility requirements for the use of Form F-3 under the Securities Act. Each of the Registration Statement and the ADS Registration Statement, including each post-effective amendment thereto (if any), has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose have been instituted by, or are pending before or threatened by, the Commission.

(b) (i) Each of the Registration Statement and the ADS Registration Statement when it became effective, did not contain and, as amended or supplemented, if applicable, did not or will not, as the case may be, as of the effective date of any such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus (including the preliminary form thereof dated [•], 2004 filed as part of the Registration Statement or as part of any amendment thereto or filed pursuant to Rule 424 under the Securities Act) comply and, as amended or supplemented, if applicable, will comply, as the case may be, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the “Securities Act Regulations”), (iii) the Prospectus does not contain (and the preliminary prospectus dated [•], 2004 did not contain) and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (or the preliminary prospectus dated [•], 2004) complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), except that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through any of the U.S. Representatives or the International Representatives, as the case may be, expressly for use therein.

(c) Neither the Company nor any of its principal subsidiaries named in Schedule IV (the “Existing Subsidiaries” and, individually, each an “Existing Subsidiary,” and together with the Target Companies, the “Subsidiaries” and, individually, each a “Subsidiary”) has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in the Prospectus, except for any such loss or interference that would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole; since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock of the Company or any of the Subsidiaries, or any material increase in the consolidated debt of the Company and the Subsidiaries, or any material change, or any development involving a prospective material change, in or affecting the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, otherwise than as disclosed in the Prospectus.

(d) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of the Subsidiaries has (i) entered into or assumed any material contract, (ii) incurred, assumed or acquired any material liability (including contingent liability) or other obligation, (iii) acquired or disposed of, or agreed to acquire or dispose of, any business or any other asset material to the Company and the Subsidiaries, taken as a whole, or (iv) entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in clauses (i) through (iii) above, except in each case to the extent disclosed in the Prospectus.

(e) Except as disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not (x) purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or (y) transferred or distributed any cash or other assets to CTC, any of the other Selling Shareholders or any of the other China Telecom Group Members.

(f) The Company has been duly incorporated and is validly existing as a company limited by shares and in good standing under the laws of the PRC, with legal right, power and authority (corporate and other) to own, use, lease and operate its properties, conduct its business in the manner presently conducted and as described in the Prospectus, and is duly qualified to transact business in any jurisdiction in which it owns or leases properties, where such qualification is required, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Articles of Association, the business license and other constitutive documents of the Company comply with the requirements of applicable PRC law, including the PRC Company Law, and are in full force and effect; CTC has been duly established as a state-owned enterprise in the PRC.

(g) Each of the Subsidiaries has been duly incorporated or established and is validly existing as a legal person with limited liability and in good standing under the laws of the PRC with the legal right, power and authority (corporate and other) to own, use, lease and operate its properties, conduct its business in the manner presently conducted and as described in the Prospectus, and is duly qualified to transact business in any jurisdiction in which it owns or leases properties, where such qualification is required, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Articles of Association, the business license and other constitutive documents of each Subsidiary comply with the requirements of applicable PRC law, including the PRC Company Law, and are in full force and effect. Other than as disclosed in the Prospectus, none of the Company and the Subsidiaries has any subsidiaries incorporated outside the PRC.

(h) Each Subsidiary is a legal person with limited liability and the liability of the Company in respect of equity interests held by it in such Subsidiary is limited to its investment therein. Except as disclosed in the Prospectus, all of the outstanding shares of capital stock of, or equity interest in, each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are wholly owned directly by the Company, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims.

(i) Each of the Company and the Subsidiaries has valid title to, or valid leasehold interests in, all of its real properties and assets and valid title to all personal properties and assets as owned by it, in each case free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions, except to the extent disclosed in the Prospectus or such as do not, and is not reasonably likely to, individually or in the aggregate, have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole. Except as disclosed in the Prospectus, each material lease to which the Company or any of the Subsidiaries is a party is legal, valid and binding and enforceable in accordance with its terms against the other parties thereto, and no default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or such Subsidiary, which has, or is reasonably likely to have, a material adverse effect on the general affairs, management, owner’s equity, results of operation or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, has occurred and is continuing under any such lease. Except as disclosed in the Prospectus, if CTC or any of the China Telecom Group Member is the lessor of any such lease, CTC or such China Telecom Group Member has the right to grant valid leasehold interests to the extent and on the terms stated therein. Except as disclosed in the Prospectus, each of the Company and the Subsidiaries has obtained all land-use rights required to conduct its business, free and clear of all encumbrances and defects, and all such land-use rights are legal, valid and binding and enforceable in accordance with the terms of their establishment, except, in each case of the above, such as are not material or do not interfere with the use made and proposed to be made of such property by the Company and such Subsidiary, as the case may be.

(j) The Company has a registered capital as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (i) have been duly authorized, (ii) are validly issued, fully paid and non-assessable, (iii) were not issued in violation of any preemptive or similar rights and (iv) conform as to legal matters to the description thereof contained in the Prospectus. There are no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Shares or any other capital stock of the Company except pursuant to this Agreement. There are no outstanding rights, warrants or options to acquire, or instruments or securities convertible into or exchangeable for, any shares of capital stock of, or direct interests in, any Subsidiary.

(k) The Shares to be issued and sold by the Company to the Underwriters hereunder and the Shares to be sold by the Selling Shareholders to the Underwriters hereunder have been duly and validly authorized, and, when issued, as the case may be, and delivered against payment therefor pursuant to this Agreement, will be duly and validly issued and delivered and fully paid and non-assessable; the Shares and the ADSs representing such Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus, including the “Description of Share Capital” and “Description of American Depositary Receipts” sections in the Prospectus; except as disclosed in the Prospectus, the holders of outstanding shares of capital stock of the Company are not, and on the Closing Date (as defined below) and the Second Time of Delivery (as defined below), if applicable, will not be, entitled to preemptive or other similar rights to acquire the Shares or ADSs; the Shares may be freely deposited by the Company and the Selling Shareholders with the Depositary (or with the Custodian (as defined below) as agent for the Depositary) in accordance with the Deposit Agreement against issuance of ADRs evidencing ADSs representing the Shares so deposited and sold hereunder by the Company (“Company ADSs”) and the Selling Shareholders (“Shareholders ADSs”); the Company ADSs and the Shares they represent (the “Company Underlying Shares”) are freely transferable by the Company, and the Shareholders ADSs and the Shares they represent (the “Selling Shareholder Shares”) are freely transferable by such Selling Shareholder, in each case to or for the account of the several Underwriters, and (to the extent described in the Prospectus) the initial purchasers thereof; and, except as disclosed in the Prospectus or Registration Statement, there are no restrictions on subsequent transfers of the Shares or the ADSs under the laws of the PRC, Hong Kong or the United States.

(l) The ADSs have been duly approved for listing, subject to official notice of issuance, on the New York Stock Exchange, Inc. (the “NYSE”). The Shares have been approved in principle for listing on The Stock Exchange of Hong Kong Limited (the “HKSE”).

(m) The Company has duly authorized the execution and delivery of the Deposit Agreement and the performance thereof and of the transactions contemplated thereby, and has duly executed and delivered the Deposit Agreement. The Deposit Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of the underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus.

(n) Subject to the provisions of the Deposit Agreement, the Depositary, as registered shareholder of the Company, shall have all rights of other shareholders of the Company with respect to the Shares.

(o) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; this Agreement has been duly authorized, executed and delivered by CTC and constitutes a valid and legally binding obligation of CTC, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(p) All consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any national, provincial, municipal, local, foreign and other governmental authority, agency or body, any self-regulatory organization or any court or other tribunal or any stock exchange authorities (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or any of the Subsidiaries or any of their properties (hereinafter referred to as “Governmental Authorizations”) required for the deposit of Shares and the issuance of ADSs in respect thereof, and for the authorization, execution and delivery by the Company of this Agreement and the Deposit Agreement, and for the issuance and sale of H Shares or ADSs to local or foreign investors have been obtained or made and are in full force and effect.

(q) All dividends and other distributions declared and payable on the Company’s direct or indirect equity interests in the Subsidiaries may under the current laws and regulations of the PRC be paid to the Company.

(r) All dividends and other distributions that may be declared and payable on the shares of capital stock of the Company in Renminbi to the H Share shareholders of the Company may under the current laws and regulations of the PRC be converted into foreign currency and may be freely transferred out of the PRC and except as disclosed in the Prospectus, all such dividends will not be subject to withholding or other taxes under the current laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC and, except for the conversion of Renminbi into foreign currency, may be so paid without the necessity of obtaining any Governmental Authorization in the PRC.

(s) The issue and sale of the Shares and ADSs being delivered at the relevant Time of Delivery (as defined below) to be issued and sold by the Company under this Agreement, the deposit of the H Shares being deposited by the Company with the Depositary against issuance of the ADRs evidencing the ADSs under the Deposit Agreement and the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement, and the consummation by the Company of the transactions contemplated herein, therein and in the Registration Statement, did not, and will not, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except for such conflicts, breaches, violations or defaults as would not (A) individually or in the aggregate, have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, or (B) affect the validity of, or have any adverse effect on, the issue and sale of the Shares and ADSs or the other transactions contemplated hereunder, and such actions did not, and will not, result in any violation of the provisions of (x) the Articles of Association, business licenses or other constituent documents of the Company or any of the Subsidiaries or (y) any law or statute or any rule, regulation, judgment, order or decree of any Governmental Agency having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and, other than as disclosed in the Prospectus, no Governmental Authorization or filing with any Governmental Agency is required for the issue and sale of the Shares or the ADSs, the deposit of the Shares being deposited by the Company with the Depositary against issuance of ADRs evidencing the ADSs to be delivered and the consummation by the Company of the transactions contemplated herein and therein and in the Registration Statement, except (i) the registration of the Shares and the ADSs under the Securities Act,

(ii) such Governmental Authorizations as have been obtained and are in full force and effect or such filings as have been made, in each case, copies of which have been furnished or made available to you and (iii) such Governmental Authorizations as may be required by the state securities or Blue Sky laws or any laws of jurisdictions outside the PRC and the United States in connection with the purchase and distribution of the Shares and ADSs by or for the account of the Underwriters.

(t) Neither the Company nor any of the Subsidiaries is (i) in violation of its Articles of Association, business license or other constituent documents or (ii) in default (or is aware of an event which, with the passage of time, would result in a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except, in the case of clause (ii) above, for any such default that would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

(u) Except as disclosed in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company or any of the Subsidiaries to the PRC or Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (i) the creation, allotment and issuance of the Shares, (ii) the deposit of the Shares by the Company and the Selling Shareholders with the Depositary against the issuance of ADRs evidencing the ADSs, (iii) the deposit with the Hong Kong Securities Clearing Company (“HKSCC”) of Shares by the Company and the Selling Shareholders, (iv) the sale and delivery by the Company and each of the Selling Shareholders of the Shares and the ADSs to or for the respective accounts of the several Underwriters, in the manner contemplated in this Agreement, (v) the execution and delivery of this Agreement and the Deposit Agreement, (vi) the sale and delivery by the several Underwriters of the ADSs and the H Shares to the initial purchasers thereof in the manner contemplated in the Prospectus, or (vii) the Acquisition Transactions completed prior to the date hereof.

(v) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the PRC or Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (i) the creation, allotment and issuance of the Shares, (ii) the deposit with the Depositary of Shares by the Company against issuance of ADRs evidencing ADSs, (iii) the deposit with HKSCC of Shares by the Company, (iv) the sale and delivery by the Company and each of the Selling Shareholders of the Shares and the ADSs to or for the respective accounts of the several Underwriters, in the manner contemplated in this Agreement, (v) the execution and delivery of this Agreement and the Deposit Agreement, (vi) the sale and delivery by the several Underwriters of the ADSs and the H Shares, respectively, to the initial purchasers thereof in the manner contemplated in the Prospectus.

(w) Neither the Company nor any of its officers, directors or affiliates (within the meaning of Securities Act and the Securities Act Regulations) has taken, or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or the provisions of the Securities and Futures Ordinance of Hong Kong, in stabilization or manipulation of the price of any security of the Company or any of the Subsidiaries to facilitate the sale or resale of the Shares or ADSs or otherwise.

(x) The description of the Acquisition Transactions set forth in the Prospectus under the captions [•] and [•] is true and correct in all material respects. All of the Acquisition Transactions that have been effected prior to the date hereof comply with all applicable national, provincial, municipal and local laws in the PRC. The Acquisition Transactions will upon consummation constitute binding and irrevocable transactions completed by the parties to the Purchase Agreements.

(y) Each Purchase Document has been duly authorized, executed and delivered by the Company, each of the Subsidiaries, each Selling Shareholder and each other China Telecom Group Member that is a party thereto prior to the date hereof and each Purchase Agreement constitutes a valid and legally binding agreement of the Company, each of the Subsidiaries, each Selling Shareholder and each other China

Telecom Group Member that is a party to such agreement, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(z) The Acquisition Transactions and the consummation thereof and the execution and the delivery by each of the Company, the Subsidiaries, CTC and the other China Telecom Group Members, as the case may be, of each Purchase Document to which any of the Company, the Subsidiaries and the China Telecom Group Members is a party and the performance of their respective obligations thereunder does not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, that singly or in the aggregate, is material to any of the Company, the Subsidiaries and the China Telecom Group Members, and such actions did not, and will not, result in any violation of the provisions of (x) the Articles of Association or business licenses or other constitutive documents of any of the Company, the Subsidiaries and the China Telecom Group Members or (y) any law or statute or any order, rule, regulation, judgment, order or decree of any Governmental Agency having jurisdiction over any of them or any of their properties, except, in the case of clause (y) above, for such violations which would not, individually or in the aggregate, (A) have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, or (B) affect the valid and binding nature of the Acquisition Transactions or any Purchase Document.

(aa) All consents, approvals, authorizations, orders, registrations and qualifications required in the PRC in connection with Acquisition Transactions and the execution, delivery and performance of the Purchase Agreements have been made or obtained (including, without limitation, (x) all actions necessary for the approval of the Acquisition Transactions by the PRC Ministry of Information Industry (the “MII”), the State Assets Supervision and Administration Commission (the “SASAC”), the Ministry of Land and Resources (the “MLR”), the State Administration of Industry and Commerce (the “SAIC”), the State Taxation Administration (the “STA”) and, if applicable, the relevant provincial and local branches or bureaus of the foregoing, and (y) from third parties under joint venture agreements, bank loans, guarantees and other contracts that are material to the Company and the Subsidiaries, taken as a whole, if the consent of such third party is necessary to be obtained), and no such consent, approval, authorization, order, registration or qualification has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed.

(bb) All of the representations and warranties provided by the Company in the Acquisition Agreement are true and correct in all material respects; all of the representations and warranties provided by CTC in the Acquisition Agreement (including the representations and warranties relating to the Target Companies) are true and correct in all material respects.

(cc) Other than the Purchase Documents, there are no other material documents or agreements, written or oral, that have been entered into by the Company and any of the Subsidiaries in connection with the Acquisition Transactions which have not been previously provided, or made available, to the Underwriters and, to the extent material to the Company, disclosed in the Prospectus.

(dd) The application of the net proceeds to be received by the Company from the Global Offering as described in the Prospectus, will not (i) contravene any provision of the Articles of Association, other constitutive documents or the business license of the Company or any of the Subsidiaries, (ii) contravene any provision of applicable law, rule or regulation, assuming no changes from such as they exist on the date hereof, (iii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Company or any of the Subsidiaries, except for such contravention which would not, singly or in the aggregate, have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, or (iv) contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries.

(ee) The Registration Statement, the Prospectus and the ADS Registration Statement and the filing thereof with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(ff) There are no (i) legal, governmental or arbitral proceedings pending or threatened to which the Company or any of the Subsidiaries is a party (including, without limitation, any proceeding challenging the effectiveness or validity of the Acquisition Transactions) or to which any of the properties of the Company or any of the Subsidiaries is subject which are required to be described in the Registration Statement or the Prospectus and are not so described and which, if determined adversely to the Company or any of the Subsidiaries would, individually or in the aggregate, have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, and, to the Company’s knowledge after due inquiry, no such proceedings are contemplated by any Governmental Agency or (ii) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(gg) Otherwise than as disclosed in the Prospectus, the Company and the Subsidiaries have no material legal obligations to provide housing benefits, severance or retirement benefits, death or disability benefits or other actual or contingent employee benefits to any present or past employees, whether permanent or temporary, of any of CTC, the China Telecom Group Members and any other parties that transferred or will transfer assets or businesses to the Company and the Subsidiaries in connection with the Acquisition Transactions. Otherwise than as disclosed in the Prospectus, the Company has no material obligation to provide housing, severance, retirement, death or disability benefits to any of the present or past employees, whether permanent or temporary, of the Company or any of the Subsidiaries.

(hh) All material guarantees of indebtedness of the Company or any of the Subsidiaries are in full force and effect, and there are no material outstanding guarantees or contingent payment obligations of the Company or any of the Subsidiaries in respect of indebtedness of any party that is not the Company or any of its subsidiaries, otherwise than as disclosed in the Prospectus. No indebtedness (actual or contingent) and no contract or arrangement (other than employment contracts or arrangements) is outstanding between (i) the Company or any of the Subsidiaries and (ii) any director or officer of the Company or any of the Subsidiaries or any person connected with such director or officer (including his or her spouse, infant, children, any company or undertaking in which he or she holds a controlling interest).

(ii) There are no material relationships or transactions between the Company or any of the Subsidiaries on the one hand and their respective affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which are not disclosed or reflected in the Prospectus; and the statements in the Prospectus in this regard are true and correct in all material respects, and do not omit anything necessary to make such statements, in light of the circumstances under which they are made, not misleading.

(jj) Each of the Company and the Subsidiaries has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all necessary declarations and filings with, all Governmental Agencies (including, without limitation, the PRC State Council, the MII, the SASAC, the MLR, the China Securities Regulatory Commission (“CSRC”), the SAIC, the STA, the Trademark Administration Bureau and the Intellectual Property Office) (A) to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, including, but not limited to, the operation by the Company and the Subsidiaries of the wireline telephone (including wireless local access), data and Internet and leased line services in each of their service regions as described in the Prospectus, and (B) to use the proceeds to be received by the Company from the Global Offering without restriction in the manner described in the Prospectus; and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions or conditions not described in the Registration Statement or the Prospectus. The Company does not have any reasonable basis to believe that the MII or any other regulatory body is proposing to modify, suspend or revoke any such licenses, consents, authorizations, approvals, orders, certificates or permits, and each of the Company and the Subsidiaries is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

(kk) Except as disclosed in the Prospectus, the Company and the Subsidiaries own or have valid licenses in full force and effect with terms as described in the Prospectus or otherwise have the legal right to use, or have reasonable basis to believe they can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (including the “China Telecom” name and logo) currently employed by them in connection with the business currently operated by them, and neither the Company nor any of the Subsidiaries has received notice of any infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, which would have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole; in conducting its business activities, none of the Company and any of the Subsidiaries has infringed any patent, copyright, title, trademark, service mark, trade name or other intellectual property rights already registered by a third party in the PRC or elsewhere.

(ll) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for PRC companies in similar businesses in which they are engaged; there are no material claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any of the Subsidiaries has any reasonable basis to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

(mm) All returns, reports or filings which are required to be made by or in respect of the Company and the Subsidiaries for taxation purposes have been made and all such returns are up to date, correct and on a proper basis, and are not the subject of any dispute with the relevant revenue or taxation or other relevant authorities, and the Company’s audited accounts as set out in the Prospectus included appropriate provision required under the International Financial Reporting Standards (“IFRS”) promulgated by the International Accounting Standards Board in respect of accounting periods ended on or before the accounting reference dates to which such audited accounts relate for tax obligations (historical and prospective) of the Company and the Subsidiaries; neither the Company nor any of the Subsidiaries has received notice of any tax deficiency that has been asserted or assessed against the Company or any of the Subsidiaries which, if so assessed, would have a material adverse effect on the business, prospects, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole.

(nn) The statements in the Prospectus relating to tax matters of the Company and the Subsidiaries do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(oo) No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of the Subsidiaries exists or, to the best of the knowledge of the Company, is imminent or is threatened; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of the Company’s principal suppliers, manufacturers or contractors that could have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

(pp) The statements set forth in the Prospectus (i) under the captions “Description of Share Capital” and “Description of American Depositary Receipts,” insofar as they purport to constitute a summary of (A)

the terms of the Shares and the relevant provisions of the Articles of Association of the Company and (B) the terms of the ADSs and the relevant provisions of the Deposit Agreement, respectively, and (ii) under the captions “Description of Debt Securities,” “Clearance and Settlement,” “Taxation,” “Plan of Distribution,” “Limitations on Enforcement of Civil Liabilities,” “Foreign Exchange Control” and [•] insofar as they purport to describe the provisions of the laws and documents, including the provisions of this Agreement, referred to therein, are accurate, complete and fair.

(qq) The Company is not, and after giving effect to the offering and sale of the ADSs or Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “Investment Company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(rr) The Company and the Subsidiaries (i) are in compliance with any and all applicable national, provincial, municipal, local and foreign laws and regulations relating to the protection of human health and safety and the environment (“Safety Laws”), (ii) have obtained all permits, licenses or other approvals required of them under applicable Safety Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Safety Laws, failure to obtain required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

(ss) Otherwise than as disclosed in the Prospectus or as reflected in the audited financial statements included therein, there are no costs and liabilities associated with Safety Laws (including, without limitation, any capital or operating expenditures required for closure of properties or compliance with Safety Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

(tt) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares and the ADSs registered pursuant to the Registration Statement and the ADS Registration Statement.

(uu) Under the laws of the PRC, none of the Company and the Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement and the Deposit Agreement is valid and binding under the laws of the PRC.

(vv) No holders of any of the Shares or ADSs after the completion of the Global Offering will be subject to liability in respect of any liability of the Company by virtue only of the holding of any such Shares or ADSs, except the liability as provided by PRC law for shareholders of companies limited by shares or by the Articles of Association of the Company as described in the Prospectus.

(ww) The Company is not a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and is not likely to become a PFIC in the future. The Company has no plans or intention to take any action that would result in the Company becoming a PFIC in the future.

(xx) The audited consolidated financial statements (and the notes thereto) of the Company and the audited combined financial statements (and the notes thereto) of the Target Companies included in the Prospectus were prepared in conformity with IFRS consistently applied throughout the periods involved, and present fairly the consolidated and combined financial conditions and results of operations and changes in financial position of the Company (on a consolidated basis) and the Target Companies (on a combined basis), respectively, at the dates and for the periods presented, with a reconciliation thereof (and of the notes thereto) to generally accepted accounting principles in the United States (“U.S. GAAP”); and the pro forma financial information and notes thereto and the summary thereof included in the Prospectus were prepared in accordance with the applicable requirements of the Securities Act, the Company’s assumptions used therein provide a reasonable basis for presenting the significant effects directly attributable to the events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the calculations made to determine such pro forma amounts reflect the proper application of those adjustments to the historical financial statement amounts in the unaudited pro forma statements of income for the year ended December 31, 2003. No other financial statements, schedules or pro forma financial information of the Company or any of the Subsidiaries are required by the Securities Act or the rules and regulations thereunder to be included in the Prospectus.

(yy) KPMG, who have certified the audited consolidated financial statements (and the notes thereto) of the Company and the audited combined financial statements (and the notes thereto) of the Target Companies, and delivered their report with respect to the audited financial statements (and the notes thereto) included in the Prospectus, is an independent public accountant within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder; the Company and the Subsidiaries have devised and maintained a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to (A) permit preparation of financial statements (and the notes thereto) in conformity with IFRS, with a reconciliation to U.S. GAAP, (B) maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions taken with respect to any differences; and (v) the Company and the Subsidiaries have made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their assets and provide a sufficient basis for the preparation of consolidated financial statements (and the notes thereto) in accordance with IFRS, with a reconciliation thereof to U.S. GAAP; and the management information and accounting control systems of the Company and the Subsidiaries have been in operation for at least six months during which no material difficulties with regard to (i) through (v) above has been experienced.

(zz) The estimated information included in the Prospectus under the caption “Prospective Financial Information” (the “Prospective Financial Information”) (i) is within the coverage of Rule 175(b) of the Securities Act regulations, (ii) was made by the Company with a reasonable basis and in good faith, (iii) has been properly compiled based on the assumptions described in the Prospectus and (iv) complies with the HKSE’s rules and requirements relating to such Prospective Financial Information. The assumptions used in the preparation of the Prospective Financial Information are all those that the Company believes are significant in estimating the combined profit after taxation and minority interests before extraordinary items of the Target Companies for the year ending December 31, 2004 and (y) reflect, for the year ending December 31, 2004, the Company’s reasonable expectations regarding the events, contingencies and circumstances described therein; and the Prospective Financial Information presents the Company’s reasonable forecast, as of the date hereof, of the combined profit after taxation and minority interests before extraordinary items of the Target Companies for the year ending December 31, 2004;

(aaa) The section entitled “Operating and Financial Review and Prospects”– Critical Accounting Policies” in the Prospectus accurately and fully describes (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (ii) judgments and uncertainties affecting the application of critical accounting policies; and (iii) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.

(bbb) The Company’s board of directors, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with its legal advisers and independent accountants with regard to such disclosure.

(ccc) The section entitled “Operating and Financial Review and Prospects – Liquidity and Capital Resources” in the Prospectus accurately and fully describes (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of the Subsidiaries, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company and the Subsidiaries, taken as a whole, or the availability thereof or the requirements of the Company and the Subsidiaries for capital resources. As used herein in this Section 1(ccc), the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not”.

(ddd) Neither the Company nor any of the Subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

(eee) The Company is not liable for any debts of any China Telecom Group Member not specifically assumed by the Company or any of the Subsidiaries.

(fff) None of the Company, the Subsidiaries and the businesses now run by the Company and the Subsidiaries does any business with the Governments of the Balkans, Burma (Myanmar), Cuba, Iraq, Iran, Libya, Liberia, North Korea, Sudan, Zimbabwe or any person or entity that is subject to sanctions under any program administered by the Office of Foreign Assets Control of the United States Treasury Department or with any other person subject to sanctions under any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or, to the best of the knowledge of the Company, the Subsidiaries and the businesses now run by the Company and the Subsidiaries, any person or entity in those countries or with those persons, or perform contracts in support of projects in or for the benefit of those countries or those persons.

(ggg) None of the Company, the Subsidiaries and the businesses now run by the Company and the Subsidiaries, nor any of their respective officers, directors, supervisors, managers, agents or employees have, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds, property or anything else of value to any official, employee or agent of any governmental agency, authority or instrumentality in the PRC, Hong Kong or any other jurisdiction or (ii) made any contribution to any candidate for public office, in either case, where either the payment or gift or the purpose of such contribution payment or gift was, is, or would, after the registration of the Shares and ADSs under the Exchange Act, be prohibited under applicable law, rule or regulation of any locality, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder.

(hhh) No Subsidiary of Company is currently prohibited, directly or indirectly, from repaying to the Company any loans or advances to such Subsidiary from the Company.

(iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Global Offering.

(jjj) Except as disclosed in the Prospectus, the Company has no financial obligation to the PRC government or any social security fund or other fund of the PRC government in connection with the Global Offering.

(kkk) The Company has not sold, issued or distributed any shares of common stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act.

(lll) The Company is in compliance in all material respects with all applicable obligations and duties imposed on it by the United States Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and has timely made all required disclosures and filings required thereby with the Commission.

Any certificate signed by any officer of the Company and delivered to the Global Coordinators or the U.S. Representatives and the International Representatives or counsel for the Underwriters in connection with the Global Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) Such Selling Shareholder has been duly established as a state-owned enterprise in the PRC.

(b) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes a valid and legally binding obligation of such Selling Shareholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) All consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any Governmental Agency having jurisdiction over such Selling Shareholder or any of its properties (hereinafter referred to as “Selling Shareholder’s Governmental Authorizations”) required for the sale and delivery of the Shares and the ADSs to be sold by such Selling Shareholder hereunder and for the authorization, execution and delivery by such Selling Shareholder of this Agreement have been obtained or made and are in full force and effect; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares and the ADSs to be sold by such Selling Shareholder hereunder, in each case free and clear of all liens, security interests, charges, encumbrances, equities or claims of any kind.

(d) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the irrevocable power of attorney, dated [•], 2004 (the “Power of Attorney”), appointing [•] as such Selling Shareholder’s attorney-in-fact to the extent set forth therein relating to the transactions contemplated hereby and by the Registration Statement, and the consummation of the transactions contemplated hereunder and thereunder, and the sale of the Shares or ADSs to be sold by such Selling Shareholder hereunder, did not, and will not, contravene any provision of (x) applicable law, or the Articles of Association, business license or other constitutive documents of such Selling Shareholder, (y) any agreement or other instrument binding upon such Selling Shareholder, or (z) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder; and no Selling Shareholder’s Governmental Authorization or filing with any Governmental Agency is required for the performance by such Selling Shareholder of its obligations under this Agreement and the applicable Purchase Documents, the sale of the Shares or ADSs to be sold by such Selling Shareholder hereunder, and the deposit of Shares with the HKSCC and with the Depositary against issuance of ADRs evidencing the ADSs to be delivered at each Time of Delivery (as defined below) by such Selling Shareholder, except (i) the registration of the Shares and the ADSs under the Securities Act, (ii) such Selling Shareholder’s Governmental Authorizations as have been obtained and are in full force and effect and copies of which have been furnished or made available to you and (iii) such Selling Shareholder’s Governmental Authorizations as may be required by the state securities or Blue Sky laws or any laws of jurisdictions outside the PRC and the United States in connection with the purchase and distribution of the Shares and the ADSs by or for the account of the Underwriters.

(e) Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined below) will have good and valid title to the Shares and the ADSs to be sold by such Selling Shareholder hereunder, free and clear of all liens, security interests, charges, encumbrances, equities or claims of any kind.

(f) The ADRs evidencing the Selling Shareholder ADSs are certificated securities (within the meaning of Section 8-102(a)(4) of the New York Uniform Commercial Code (the “UCC”)) in registered form and are not held by or through any securities intermediary (as defined in Section 8-102(a)(14) of the UCC).

(g) Upon payment for the ADSs to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such ADSs, as directed by the Underwriters, to or such nominee as may be designated by the DTC, registration of such ADSs in the name of such nominee as may be designated by the DTC and the crediting of such ADSs on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such ADSs), (A) DTC will be a “protected purchaser” of such ADSs within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such ADSs, and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such ADSs may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such ADSs will have been registered in the name of a nominee designated by DTC, in each case, on the Company’s share registry in accordance with its Articles of Association, business license and other constitutive documents and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(h) Except as disclosed in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of any of the Selling Shareholders to the PRC or Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (i) the creation, allotment and issuance of the Shares, (ii) the deposit of the Shares by such Selling Shareholder with the Depositary against the issuance of ADRs evidencing the ADSs, (iii) the deposit with HKSCC of Shares by such Selling Shareholder, (iv) the sale and delivery by such Selling Shareholders of the Shares and the ADSs to or for the respective accounts of the several Underwriters, in the manner contemplated in this Agreement, (v) the execution and delivery of this Agreement, (vi) the sale and delivery by the several Underwriters of the ADSs and the H Shares to the initial purchasers thereof in the manner contemplated in the Prospectus, or (vii) to the extent such Selling Shareholder is a party thereto, the Acquisition Transactions completed prior to the date hereof.

Except as disclosed in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the PRC or Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (i) the creation, allotment and issuance of the Shares, (ii) the deposit with the Depositary of Shares by such Selling Shareholder against issuance of ADRs evidencing ADSs, (iii) the deposit with HKSCC of Shares by such Selling Shareholder, (iv) the sale and delivery by such Selling Shareholder of the Shares and the ADSs to or for the respective accounts of the several Underwriters, in the manner contemplated in this Agreement, (v) the execution and delivery of this Agreement, (vi) the sale and delivery by the several Underwriters of the ADSs and the H Shares, respectively, to the initial purchasers thereof in the manner contemplated in the Prospectus.

(i) Neither such Selling Shareholder nor any of its subsidiaries has taken, or will take, directly or indirectly, any action which is designed to or which has constituted, or which might reasonably be expected to cause or result under the Exchange Act or the provisions of the Securities Ordinance of Hong Kong in stabilization or manipulation of the price of any security of the Company or any of the Subsidiaries to facilitate the sale or resale of the Shares or the ADSs or otherwise.

(j) Under the laws of the PRC, none of such Selling Shareholder and its subsidiaries nor any of its properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of such Selling Shareholder in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the PRC.

(k) Except as disclosed in the Prospectus, the Shares delivered at each Time of Delivery by such Selling Shareholder will be freely transferable by such Selling Shareholder; and there are no restrictions on subsequent transfers of the Shares under the laws of the PRC, Hong Kong or the United States.

(l) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Global Offering.

Any certificate signed by any officer of each of the Selling Shareholders and delivered to the Global Coordinators or the U.S. Representatives and the International Representatives or counsel for the Underwriters in connection with the Global Offering shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3. Agreements to Sell and Purchase. (a) Each of the Company and the Selling Shareholders, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase or procure the purchase from the Company and the Selling Shareholders, the respective numbers of Firm ADSs (to be adjusted by the Global Coordinators so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm ADSs to be sold hereunder by the Company or such Selling Shareholder, as the case may be, by a fraction, the numerator of which is the aggregate number of Firm ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule II hereto, in the case of a U.S. Underwriter, or Schedule III hereto, in the case of an International Underwriter, and the denominator of which is the aggregate number of Firm ADSs to be purchased by all of the Underwriters from the Company and the Selling Shareholders hereunder at US$[•] per ADS (the “ADS Purchase Price”). The Underwriters may, in their discretion, require that Shares be delivered in lieu of such Firm ADSs. The purchase price per Share shall be HK$[•], or US$[•] at an agreed exchange rate of HK$1.00 to US$[•] (the “Share Purchase Price,” and together with the ADS Purchase Price, the “Purchase Price”).

(b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters and International Underwriters up to [•] Additional ADSs, and such Underwriters shall have a right to purchase, severally and not jointly, up to [•] Additional ADSs, at the ADS Purchase Price (or, in the event that the Global Coordinators request that Shares be delivered in lieu of such Additional ADSs, at the Share Purchase Price). In addition, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders agree, severally and not jointly, to sell to the U.S. Underwriters and International Underwriters, up to an aggregate of [•] Additional ADSs and such Underwriters shall have a right to purchase, severally and not jointly, up to [•] Additional ADSs, at the ADS Purchase Price (or, in the event that the Global Coordinators request that Shares be delivered in lieu of such Additional ADSs, at the Share Purchase Price). If the Global Coordinators, on behalf of the Underwriters, elect to exercise such option, the Global Coordinators shall so notify the Company and the Selling Shareholders in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such Additional ADSs are to be purchased. Such date of purchase of Additional ADSs may be the same as the Closing Date (as defined below) but in no event earlier than the Closing Date or two business days after the date of such notice nor later than ten business days after the date of such notice. The option hereby granted may be exercised in whole or from time to time in part solely for the purpose of covering over-allotments made in connection with the Global Offering of the Firm ADSs. If any Additional ADSs are to be purchased in any exercise, each Underwriter agrees, severally and not jointly, to purchase the number of such Additional ADSs (subject to such adjustments to eliminate fractional shares as the Global Coordinators may determine) that bears the same proportion to the total number of Additional ADSs to be purchased in any exercise as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule II or Schedule III hereto, as the case may be, bears to the total number of Firm ADSs, with the number of such Additional ADSs to be purchased by such Underwriter in such exercise from each of the Company and the Selling Shareholders (subject to such adjustments to eliminate fractional shares as the Global Coordinators may determine) being that which bears the same proportion to the total number of Additional ADSs to be purchased by such Underwriter in such exercise as the total number of Firm ADSs to be purchased by all Underwriters from the Company or such Selling Shareholder, as the case may be, bears to the total number of Firm ADSs. The Global Coordinators in their sole discretion shall have the authority (i) to exercise the over-allotment option on behalf of the Underwriters and (ii) to allocate the Additional ADSs among the U.S. Offering and the International Offering to cover any over-allotments.

(c) As noted in Sections 3(a) and 3(b) above, the Underwriters or, in the case of Additional ADSs, the Global Coordinators, may, in their discretion, require that Shares be delivered in lieu of Firm ADSs or Additional ADSs, at the Share Purchase Price which is expressed in Hong Kong dollars.

(d) It is understood and agreed by the parties hereto that the Underwriters may satisfy their obligations to purchase any or all of the ADSs or Shares hereunder by procuring on behalf of the Company and the Selling Shareholders purchasers for the ADSs and/or Shares, respectively.

4. Terms of Public Offering. The Company and the Selling Shareholders are advised by you that the Underwriters propose to make an offering of their respective portions of the ADSs as soon after the Registration Statement, the ADS Registration Statement and this Agreement have become effective as in the judgment of the Global Coordinators is advisable, upon the terms set forth in the Prospectus. The Company and the Selling Shareholders are further advised by you that the ADSs are to be offered to the investors initially at US$[•] per ADS (the “ADS Public Offering Price”) and the Shares are to be offered to investors initially at HK$[•] per Share (the “Share Public Offering Price,” and together with the ADS Public Offering Price, the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of US$[•] per ADS and HK$[•] (or US$[•]) per Share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[•] per ADS or HK$[•](or US$[•]) per Share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. (a) With respect to all or a portion of the ADSs to be purchased and sold hereunder at each Time of Delivery (as defined below), the Global Coordinators, on behalf of the several Underwriters, may elect to have Shares allotted and delivered and paid for hereunder in lieu of, and in satisfaction of, the obligations of the Company and the Selling Shareholders to sell to the several Underwriters, and the several Underwriters’ obligations to purchase, ADSs. Preliminary notice of such election shall be given by the Global Coordinators to the Company and the Selling Shareholders at least forty-eight (48) hours prior to such Time of Delivery of Shares in Hong Kong (the “Notification Time”). A final notice of such election shall be given by the Global Coordinators to the Company and the Selling Shareholders at least twenty-four (24) hours prior to such Time of Delivery of Shares in Hong Kong. The number of Shares to be allotted and purchased as a result of the making of such election shall be adjusted by the Global Coordinators so as to eliminate any fractional ADSs.

(b) If an election has been made in accordance with Section 5(a) above, the Shares to be purchased by or allotted at the direction of each Underwriter hereunder shall be delivered in such authorized denominations and registered in such names and in such manner as the Global Coordinators may request upon notice to the Company and the Selling Shareholders prior to the Notification Time, and shall be delivered by or on behalf of the Company and the Selling Shareholders to the Global Coordinators, through the facilities of HKSCC for the account of such Underwriter or as such Underwriter, or the Global Coordinators on its behalf, may direct, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer (or, to the extent HKSCC procedures permit, official bank check or checks), payable to the order of the Company in Hong Kong dollars or U.S. dollars, at the discretion of the Global Coordinators, in immediately available funds at the relevant Time of Delivery specified in Section 5(e) and Section 5(f) below. The Company and the Selling Shareholders will cause the certificates representing the Shares to be made available for checking at least twenty-four (24) hours prior to each Time of Delivery with respect thereto at the office of HKSCC. Delivery by the Company and the Selling Shareholders of the Shares will be made by book-entry transfer in the Company’s registry at the facilities of HKSCC to an account or accounts specified by the Global Coordinators, in such respective portions as the Global Coordinators may designate, upon notice given to the Company and the Selling Shareholders at or prior to the Notification Time.

(c) The Shares underlying the ADSs to be delivered hereunder shall be delivered through the facilities of the HKSCC for the account of The Hongkong and Shanghai Banking Corporation Limited, Hong Kong office (the “Custodian”), as custodian for The Bank of New York, against delivery of a copy of a letter confirming that the Global Coordinators have given irrevocable instructions to their correspondent banks in New York to make the wire transfer of payment for the ADSs at the Time of Delivery specified in Sections 5(e) and 5(f) below. The ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names and in such manner as the Global Coordinators may request upon notice to the Company and the Selling Shareholders prior to the Notification Time, shall be delivered by or on behalf of the Company or the Selling Shareholders, as the case may be, to the Global Coordinators through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the Purchase Price therefor by wire transfer through the Federal Wire System in New York of payment for such ADSs in United States dollars, in immediately available funds, to the Company’s account (which shall be designated to the Global Coordinators by the Company prior to the Notification Time) at the Time of Delivery of ADSs in New York specified in Sections 5(e) and 5(f) below. The Company will cause a form of ADR to be made available for checking at least twenty-four (24) hours prior to each Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).

(d) The Depositary shall furnish or cause to be furnished to you at each Time of Delivery certificates reasonably satisfactory to you evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at such Time of Delivery and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(e) The time and date of the deliveries and payments described in Section 5(b) and (c) above shall be (i) with respect to the Shares delivered pursuant to Section 5(b), 9:00 a.m., Hong Kong time, (ii) with respect to the delivery of Shares underlying the ADSs to the Custodian (but not payment for the ADSs which is dealt with in sub-paragraph (iii) below) to be delivered under Section 5(c), 9:00 a.m., Hong Kong time, and (iii) in the case of the ADSs delivered pursuant to Section 5(c), 9:00 a.m., New York City time, in each case on [•], 2004 or such other time and date as the Global Coordinators, the Company and the Selling Shareholders may agree upon in writing. At 9:00 a.m. Hong Kong time [•], 2004, (i) the Global Coordinators shall provide to the Company copies of irrevocable instructions to their correspondent banks in each of New York and Hong Kong to make the wire transfer of payment for the ADSs and Shares (which are to be paid for in U.S. dollars), respectively (after withholding any amount specified herein to be reimbursed or withheld by them from proceeds), and (ii) the Company and the Selling Shareholders shall provide the Global Coordinators copies of irrevocable instructions to each of HKSCC and the Custodian regarding the delivery of the Shares and Shares underlying the ADSs, respectively, as provided in Section 5(b) and Section 5(c) above.

(f) The time and date of delivery and payment with respect to the Additional ADSs, shall be 9:00 a.m., Hong Kong time, in the cases of Additional ADSs delivered in the form of Shares and Shares underlying Additional ADSs, and 9:00 a.m., New York City time, in the case of Additional ADSs, in each case on the date specified by the Global Coordinators in the written notice given by the Global Coordinators of the election to purchase such Additional ADSs, or such other time and date as the Global Coordinators, the Company and the Selling Shareholders may agree upon in writing. Such times and dates for deliveries of, and payments for, the Firm ADSs, whether in the form of Shares or ADSs is herein called the “First Time of Delivery,” such times and dates for delivery of, and payment for, the Additional ADSs, whether in the form of Shares or ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery and payment is herein called a “Time of Delivery.”

(g) With respect to the payments described in Section 5(b), (c), (e) and (f) relating to the sale of ADSs (delivered in the form of Shares) by the Selling Shareholders, the Global Coordinators shall instruct their correspondent banks to wire transfer the proceeds payable to the Selling Shareholders to the Company’s account. It is understood that the Company, on behalf of the Selling Shareholders, undertakes to transfer the proceeds from the sale of the Shares of the Selling Shareholders (delivered in the form of Shares) directly to the MOF to satisfy the requirements of the Regulation of the Interim Measures on the Sale of State Shares for Social Security Funds. It is further understood that the payment by the Global Coordinators to the Company as described in Section 5(b), (c), (e) and (f) shall satisfy all of the payment obligations of the Underwriters in respect of Shares (delivered in the form of Shares) purchased from the Selling Shareholders, and that the Underwriters shall have no obligations under the Regulation of Interim Measures on Sale of State Shares for Social Security Funds or hereunder.

(h) The documents to be delivered by or on behalf of the parties hereto pursuant to this Agreement shall be delivered on [•], 2004, or such other date as the Global Coordinators and the Company may agree in writing (the “Closing Date”), at or prior to 9:00 a.m., Hong Kong time, or such other time as the Global Coordinators and the Company may agree in writing (the “Closing Time”) and on the Second Time of Delivery (if any), in each case at the offices of Shearman & Sterling LLP at 12/F, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong (the “Closing Location”). A meeting will be held at the Closing Location at 3:00 p.m., Hong Kong time, on the Business Day next preceding the Closing Date or the Second Time of Delivery, as the case may be, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence and the cross-receipt for the ADSs will be available for review by the parties hereto.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Company and the Selling Shareholders and the several obligations of the Underwriters hereunder are subject to the condition that each of the Registration Statement and the ADS Registration Statement shall have become effective not later than the date (New York City time) hereof, and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted by, or be pending before or threatened by, the Commission.

The several obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders made herein prior to the Closing Date, to the accuracy of the statements of officers of the Company and the Selling Shareholders made pursuant to the provisions hereof prior to the Closing Date, to the performance by the Company and the Selling Shareholders of their obligations hereunder and the following further conditions; provided, however, that with respect to the First Time of Delivery, the latest time for the Underwriters hereunder to exercise their discretion with respect to the conditions set forth in this Section 6 shall be 9:00 a.m., Hong Kong time, on the day of the First Time of Delivery; provided further that all agreements and documents to be delivered at the First Time of Delivery pursuant to this Agreement shall be placed in escrow at the Closing Location prior to 9:00 a.m., Hong Kong time, on the date of the First Time of Delivery:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the results of operations, business or operations of the Company and the Subsidiaries, taken as a whole, or in the condition, financial, economic or political, of the PRC from that described in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Global Coordinators, is material and adverse and that makes it, in the judgment of the Global Coordinators, impracticable to market and sell the ADSs on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company and the Selling Shareholders acceptable to the Global Coordinators, to the effect set forth in Section 6(a) above (in the case of the Company’s certificate only) and to the effect that the representations and warranties of the Company or each Selling Shareholder, as the case may be, contained in this Agreement are true and correct as of the Closing Date and that the Company or such Selling Shareholder, as the case may be, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date; and each of the Company and the Selling Shareholders shall have furnished or caused to be furnished to you on the Closing Date certificates of its officers, satisfactory to you, as to such other matters as you may reasonably request.

(c) The Underwriters shall have received on the Closing Date an opinion of Sullivan & Cromwell LLP, United States counsel for the Company and the Selling Shareholders, dated the Closing Date, in form and substance satisfactory to you, in respect of such matters as may be reasonably requested by you, including:

(i) Assuming that this Agreement has been duly authorized, executed and delivered by the Company and the Selling Shareholders under PRC law, this Agreement has been duly executed and delivered by the Company and the Selling Shareholders.

(ii) Assuming that the Deposit Agreement has been duly authorized, executed and delivered by the Company under PRC law, the Deposit Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary and that each of the Depositary and the Company has full power, authority and legal right to enter into and perform its obligations thereunder, constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity, except that such counsel need not express any opinion with respect to Section 5.08 of the Deposit Agreement.

(iii) Upon due issuance by the Depositary of ADRs evidencing the ADSs being delivered at such Time of Delivery against the deposit of the underlying Shares by the Company in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued, and the persons in whose names such ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus.

(iv) Assuming (A) due authorization, execution and delivery of this Agreement by the Underwriters and the Deposit Agreement by the Depositary and (B) the validity of such actions under PRC law, under the laws of the State of New York relating to submission to personal jurisdiction, each of the Company and the Selling Shareholders has, pursuant to Section 12 of this Agreement, and the Company has pursuant to Section 7.07 of the Deposit Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”) in any action arising out of or relating to this Agreement, the Deposit Agreement or the transactions contemplated hereby or thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, has validly waived and agreed not to plead or claim in any such court that any such proceeding brought in such court has been brought in an inconvenient forum, has validly waived any immunity (sovereign or otherwise) relating to any such proceeding, and has validly and irrevocably appointed the Process Agent (as defined herein) as its authorized agent for the purpose described in Section 12 of this Agreement (as to both the Company and the Selling Shareholders) and Section 7.07 of the Deposit Agreement (as to the Company); and service of process effected on such agent in the manner set forth in Section 12 of this

Agreement (as to the Company and the Selling Shareholders) and Section 7.07 of the Deposit Agreement (as to the Company) will be effective to confer valid personal jurisdiction over the Company and the Selling Shareholders, as the case may be, in the New York Courts.

(v) The Registration Statement, and each post-effective amendment thereto (if any), has been declared effective under the Securities Act and the rules and regulations thereunder; the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act; and such counsel has no knowledge of any stop order having been issued suspending the effectiveness of the Registration Statement or of any proceedings for that purpose having been instituted or threatened by or being pending before the Commission.

(vi) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company and the Selling Shareholders (as the case may be) under the Federal laws of the United States and the laws of the State of New York, (A) as to the Company, for the issuance of the Shares and the ADRs evidencing the ADSs, and (B) as to both the Company and the Selling Shareholders, the sale and delivery of the Shares or the ADSs by the Company and the Selling Shareholders to the Underwriters and the deposit by the Company and the Selling Shareholders with the Depositary of the Shares underlying the ADSs have been obtained or made.

(vii) Each of (A) the issue and sale of the ADSs and Shares being delivered at such Time of Delivery, (B) the deposit of the Shares being deposited by the Company with the Depositary pursuant to the Deposit Agreement and (C) the performance by the Company and the Selling Shareholders of their obligations under this Agreement and by the Company of its obligations under the Deposit Agreement will not violate any existing Federal law of the United States or law of the State of New York applicable to the Company and the Selling Shareholders; provided, however, that for the purposes of this paragraph, such counsel need not express any opinion with respect to Federal or state securities laws, other antifraud laws and fraudulent transfer laws; provided, further, that insofar as performance by the Company and the Selling Shareholders of their obligations under this Agreement and by the Company of its obligations under the Deposit Agreement is concerned, such counsel need not express any opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

(viii) Upon payment of the purchase price for the ADSs to the Selling Shareholders by the Underwriters and the delivery by the Selling Shareholders to DTC or its agent of the ADSs registered in the name of Cede & Co. or such other nominee designated by DTC, both as provided for the Underwriting Agreement, and the crediting of the ADSs to the Underwriters’ accounts with DTC, Cede & Co. or such other nominee designated by DTC will be a “protected purchaser” of the ADSs (as defined in Section 8-303 of the UCC), the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-501 of the UCC) to the ADSs, and no action based on an “adverse claim” (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters with respect to such security entitlement, assuming that the Underwriters are without notice of any such adverse claim.

(ix) The Company is not and, after giving effect to the offering and sale of ADSs and Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as such term is defined in the Investment Company Act, as amended.

(x) Each part of the Registration Statement, when such part became effective, and the U.S. Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; nothing that has come to such counsel’s attention in the course of their review of the Registration Statement and the Prospectus and in the course of the procedures described in such counsel’s letter, has caused such counsel to believe that any part of the Registration Statement, when such part became effective and the date of this Agreement, or the Prospectus, as of its date, (other than the financial statements, other financial data (including prospective financial data) and the property valuation information included as Appendix A to the Prospectus, as to which such counsel need not express any opinion or belief) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and nothing that has come to such counsel’s attention in the course of the procedures described in its letter has caused such counsel to believe that the Prospectus, as of its date and such Time of Delivery, (other than the financial statements, other financial data (including prospective financial data) and the property valuation information included as Appendix A to the Prospectus, as to which such counsel need not express any opinion or belief) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for [those made under the captions “Description of American Depositary Receipts,” in the Prospectus, insofar as they relate to the provisions of the ADRs and the Deposit Agreement described therein, “Description of Debt Securities,” in the Prospectus, insofar as they relate to matters of law or the provisions of the indenture filed with the Registration Statement, “Taxation – United States,” insofar as they relate to provisions of Federal tax laws of the United States described therein, “Limitations on Enforcement of Civil Liabilities,” in so far as they relate to enforceability of judgments within the United States or any state thereof, and “Plan of Distribution,” insofar as they relate to the provisions of this Agreement].

In rendering the foregoing opinion, Sullivan & Cromwell LLP may rely, as to matters governed by Hong Kong Laws, upon the opinion of Simmons & Simmons referred to below, and as to matters governed by PRC law, upon the opinion of Jingtian & Gongcheng referred to below, and such counsel may state that their opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinions.

(d) The Underwriters shall have received on the Closing Date an opinion of Simmons & Simmons, Hong Kong counsel for the Company and the Selling Shareholders, dated the Closing Date, in form and substance satisfactory to you, in respect of such matters as may be reasonably requested by you, including:

(i) The Company is duly registered under Part XI of the Companies Ordinance of Hong Kong as an overseas company to carry on business under the laws of Hong Kong.

(ii) The listing of, and permission to deal in, the H Shares have been approved in principle by The Stock Exchange of Hong Kong Limited, subject, among other things, to allotment and issue of the H Shares and the dispatch of the relevant share certificates.

(iii) There are no government or regulatory consents, approvals, authorizations or orders required in Hong Kong by the Company or the Selling Shareholders in connection with the execution, delivery and performance of this Agreement, the Deposit Agreement or the placing of ADSs or Shares in Hong Kong as described in the International Prospectus, which have not been obtained.

(iv) (A) The issue and sale of the Shares and ADSs being delivered at such Time of Delivery to be sold by the Company hereunder, (B) the sale of the Shares and ADSs being delivered at such Time of Delivery to be sold by the Selling Shareholders hereunder, (C) the deposit of the Shares being deposited by the Company and the Selling Shareholders with the Depositary pursuant to the Deposit Agreement against issuance of the ADRs evidencing the ADSs to be delivered at such Time of Delivery by the Company and the Selling Shareholders, (D) the deposit of the Shares being deposited by the Company and the Selling Shareholders with HKSCC, (E) the compliance by the Company and the Selling Shareholders with all the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions therein contemplated and (F) the compliance by each of the Selling Shareholders with all of the provisions of the Power of Attorney signed by such Selling Shareholder, and the consummation of the transactions therein contemplated (x) will not result in a violation of any provisions of the laws of Hong Kong (“Hong Kong Law”); and (y) will not result in a violation of any order, rule or regulation of any Government Agency of Hong Kong having jurisdiction over the Company or any of the Selling Shareholders, as the case may be.

(v) The descriptions of the Rules Governing the Listing of Securities on HKSE in relation to the connected transactions set forth in the Prospectus under the caption “Relationship with China Telecom Group”, in so far as such descriptions constitute summaries of Hong Kong legal or regulatory matters, fairly summarize in all material respects such legal or regulatory matters.

(vi) The statements set forth in the Prospectus under the captions “Enforceability of Civil Liabilities,” “Taxation – Hong Kong” and “Underwriting,”; (B) in the Company’s Annual Report on Form 20-F for the year ended December 31, 2003 under “—The PRC legal system has inherent uncertainties that could limit the legal protections available to you.” and “—You may experience difficulties in effecting service of legal process and enforcing judgments against us and our management.” under the caption “Key Information—Risk Factors,” and “Additional Information—E. Taxation – Hong Kong,” [and (C) in the Company’s Current Report on Form 6-K filed with the Commission on [•], 2004 under the caption [•]] insofar as such statements constitute summaries of Hong Kong legal matters, documents or proceedings referred to therein, in each case fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters, documents and proceedings referred to therein, and nothing has been omitted from such statements which would render such statements misleading or incomplete in any material respect in the context in which those statements appear.

(vii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company or any Subsidiary to Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, allotment and issuance of the Shares, (B) the deposit with the Depositary of Shares by the Company and the Selling Shareholders pursuant to the Deposit Agreement against the issuance of the ADRs evidencing the ADSs, (C) the deposit with HKSCC of Shares by the Company and the Selling Shareholders, (D) the issue by the Company, and the sale and delivery by the Company and the Selling Shareholders, of the Shares and the ADSs to or for the respective accounts of the several Underwriters in the manner contemplated in this Agreement, or (E) the execution, delivery and performance of this Agreement, the Deposit Agreement and the Power of Attorney.

(viii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, allotment and issuance of the Shares, (B) the deposit with the Depositary of Shares by the Company and the Selling Shareholders pursuant to the Deposit Agreement against issuance of ADRs evidencing ADSs, (C) the deposit with HKSCC of Shares by the Company and the Selling Shareholders; (D) the issue by the Company, and the sale and delivery by the Selling Shareholders, of the Shares and the ADSs to or for the respective accounts of the several Underwriters in the manner contemplated in this Agreement, or (E) the execution, delivery and performance of this Agreement, the Deposit Agreement and the Power of Attorney, in each case, other than any liability to pay profits tax which may arise in respect of persons carrying on a trade, profession or business in Hong Kong.

(ix) Nothing would render the indemnification and contribution provisions set forth in Section 9 of this Agreement and the indemnification provisions set forth in the Deposit Agreement in contravention of the laws or public policy of Hong Kong.

(x) All dividends and other distributions declared and payable on H Shares may be paid or distributed to holders of H Shares in Hong Kong in Hong Kong dollars, and all such dividends and other distributions are not subject to withholding or other taxes under Hong Kong Law, and may be paid without the necessity of obtaining any Government Authorization in Hong Kong.

(e) The Underwriters shall have received on the Closing Date an opinion of Jingtian & Gongcheng, PRC counsel for the Company and the Selling Shareholders, dated the Closing Date, in form and substance satisfactory to you, in respect of such matters as may be reasonably requested by you, including:

(i) The Company has been duly incorporated and is validly existing as a company limited by shares and in good standing under the laws of the PRC with legal right, power and authority (corporate and other), as authorized by the PRC government, to own, use, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in any jurisdiction in which it owns or leases properties or conducts any business, and such qualification is required, or is subject to no material liability or disability by reason of the failure to be so qualified or to be in good standing in any such jurisdiction; the Articles of Association, the business license and other constituent documents of the Company comply with the applicable requirements of the PRC law, including the PRC Company Law, and are in full force and effect; each of the Selling Shareholders has been duly established as state-owned enterprises or state-owned companies, as the case may be, and is in good standing under the laws of the PRC.

(ii) Each Subsidiary (as defined in this Agreement) has been duly incorporated and is validly existing and in good standing under the laws of the PRC with legal right, power and authority (corporate and other), as authorized by the PRC government, to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus and is duly qualified to transact business and is in good standing in any jurisdiction in which it owns or leases properties or conducts any business, and such qualification is required, or is subject to no material liability or disability by reason of the failure to be so qualified or to be in good standing in any such jurisdiction; the Articles of Association, the business license and other constituent documents of each Subsidiary comply with the requirements of applicable PRC law, including the PRC Company Law, and are in full force and effect.

(iii) Each Subsidiary is a legal person with limited liability and the liability of the Company in respect of equity interests held in such Subsidiary is limited to its investment therein. Except as disclosed in the Prospectus, all of the outstanding shares of capital stock of, or equity interests in, each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are owned directly by the Company, free and clear of any liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims. To the best knowledge of such counsel after due inquiry, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of, or direct interest in, any Subsidiary, other than as set forth in the Prospectus.

(iv) The Company has corporate power to enter into and to perform its obligations under this Agreement and the Deposit Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has duly authorized, executed and delivered, this Agreement and the Deposit Agreement. Each of this Agreement and the Deposit Agreement constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Depositary, as registered shareholder of the Company, shall have all rights of other shareholders of the Company with respect to the Shares.

(v) Each of the Selling Shareholders has corporate or other necessary power to enter into and to perform its obligations under this Agreement and the Power of Attorney, and has taken all necessary corporate or other action to authorize the execution, delivery and performance of, and has duly authorized, executed and delivered, this Agreement and the Power of Attorney. Each of this Agreement and the Power of Attorney constitutes a valid and legally binding agreement of each of the Selling Shareholders enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vi) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement and the consummation by the Company of the transactions contemplated herein, therein and in the Registration Statement, including the issue and sale of the Shares and ADSs being delivered at such Time of Delivery to be sold by the Company hereunder, the deposit of the Shares being deposited by the Company with HKSCC and with the

Depositary pursuant to the Deposit Agreement against issuance of the ADSs evidencing the ADRs to be delivered at such Time of Delivery by the Company, and the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the properties or assets of the Company or any of the Subsidiaries is bound or to which any of the properties or assets of the Company or any of the Subsidiaries is subject, except for such conflicts, breaches, violations or defaults which would not (x) individually or in the aggregate, have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and any of the Subsidiaries, taken as a whole, or (y) affect the validity of, or have any adverse effect on, the issue and sale of the Shares and ADSs or the other transactions contemplated hereunder and the Deposit Agreement, (B) will not result in any violation of the provisions of the Articles of Association, business licenses or any other constituent documents of the Company or any of the Subsidiaries, (C) will not result in any violation of any provision of PRC law or statute, and (D) will not result in a violation of any order, rule or regulation of any Government Agency of the PRC having jurisdiction over the Company or any of the Subsidiaries or any of their properties.

(vii) The execution and delivery by each of the Selling Shareholders of, and the performance by each of the Selling Shareholders of its obligations under this Agreement and the Power of Attorney, and the consummation by each of the Selling Shareholders of the transactions contemplated in this Agreement and the Power of Attorney and in the Registration Statement, including the sale of the Shares or ADSs being delivered at such Time of Delivery to be sold by each of the Selling Shareholders hereunder, the deposit of the Shares being deposited by each of the Selling Shareholders with the Depositary pursuant to the Deposit Agreement against issuance of the ADRs evidencing the ADSs to be delivered at such Time of Delivery by each of the Selling Shareholders, and the compliance by each of the Selling Shareholders with all of the provisions of this Agreement and the Power of Attorney (A) will not contravene any provision of applicable law, or the Articles of Association, business license or other constitutive documents of any of the Selling Shareholders, or any agreement or other instrument binding upon any of the Selling Shareholders or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, (B) will not result in any violation of the provisions of the constituent documents and business license of any of the Selling Shareholders, (C) will not result in any violation of any provision of PRC law or statute, and (D) will not result in a violation of any order, rule or regulation of any Government Agency of the PRC having jurisdiction over such Selling Shareholder.

(viii) The Company has a registered share capital as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at the relevant Time of Delivery) (a) have been duly and validly authorized and issued and are fully paid and non-assessable, and (b) conform as to legal matters to the description thereof contained in the Prospectus; the Shares being delivered at the relevant Time of Delivery are free and clear of all liens, encumbrances, equities or claims; other than as set forth in the Prospectus, there are no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, the Shares or any other class of capital stock of the Company, except pursuant to this Agreement; other than as set forth in the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments or securities convertible into or exchangeable for, any shares of capital stock of, or direct interests in, any Subsidiary; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights under the Articles of Association of the Company or PRC law to acquire the ADSs or Shares to be purchased from the Company under this Agreement which have not been complied with; the Shares may be freely deposited (A) by the Company and each Selling Shareholder with the Depositary pursuant to the Deposit Agreement against issuance of ADRs evidencing ADSs and (B) by the Company and the Selling Shareholders with HKSCC; the ADSs and the Shares are freely transferable by the Company and each of the Selling Shareholders to or for the account of the several Underwriters in the manner contemplated in this Agreement and to the initial purchasers thereof and there are no restrictions on subsequent transfers of the ADSs or the Shares under PRC law; and the Shares conform to the description thereof contained in the Prospectus.

(ix) Immediately prior to such Time of Delivery, each of the Selling Shareholders had good and valid title to the Shares and ADSs to be sold at such Time of Delivery by each of the Selling Shareholders hereunder, free and clear of all liens, security interests, charges, encumbrances, equities or claims of any kind, and full right, power and authority to sell, assign, transfer and deliver the Shares and ADSs to be sold by the Selling Shareholders hereunder and thereunder, and, upon delivery of such Shares and ADSs and payment therefor pursuant hereto and thereto, good and valid title to such Shares and ADSs, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(x) No Governmental Authorization or filing with any Governmental Agency is required in the PRC for the issue and sale of the Shares or ADSs being delivered at such Time of Delivery to be sold by the Company hereunder, the deposit of the Shares being deposited (A) by the Company with the Depositary pursuant to the Deposit Agreement against issuance of the ADSs evidencing the ADRs and (B) by the Company and the Selling Shareholders with HKSCC, in each case to be delivered at such Time of Delivery by the Company or the Selling Shareholders, as the case may be, or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except the approval of the CSRC which has been duly obtained and is in full force and effect.

(xi) All Governmental Authorizations and all filings with Governmental Agencies required for the deposit of the Shares being deposited with HKSCC to be delivered at each Time of Delivery by each of the Selling Shareholders, for the sale and delivery of the Shares and ADSs being delivered at such Time of Delivery to be sold by each of the Selling Shareholders hereunder and for the execution and delivery by each of the Selling Shareholders of this Agreement have been obtained; and each of the Selling Shareholders has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by each of the Selling Shareholders hereunder.

(xii) The Registration Statement, the Prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed and delivered pursuant to such authorization by and on behalf of the Company.

(xiii) As a matter of PRC law, no holder of any of Shares or ADSs after the completion of the Global Offering will be subject to liability in respect of any liability of the Company by virtue only of the holding of any such Shares or ADSs. Otherwise than as disclosed in the Prospectus, there are no limitations under PRC law on the rights of holders of the Shares or ADSs to hold, vote or transfer their securities.

(xiv) The application of the net proceeds to be received by the Company from the Global Offering as contemplated by the Prospectus, will not contravene any provision of applicable PRC law, rule or regulation or the Articles of Association, other constitutive documents or the business license of the Company, any of the Subsidiaries or the Selling Shareholders or, to the best of such counsel’s knowledge after due inquiry, contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Company or any of the Subsidiaries or the Selling Shareholders, or any judgment, order or decree of any PRC governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries or the Selling Shareholders, except for such contravention or defaults which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole or the Selling Shareholders.

(xv) Other than as disclosed in the Prospectus, each of the Company and the Subsidiaries has valid title to all of its real properties and assets and valid title to all personal properties and assets, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions, except to the extent disclosed in the Prospectus or such as do not, individually or in the aggregate, have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole; each lease agreement to which the Company or any of the Subsidiaries is a party is legally executed; the leasehold interests of the Company and any of the Subsidiaries are fully protected by the terms of the lease agreements. CTC has agreed to indemnify the Company against all losses or damages incurred or suffered by the Company caused by or arising from any challenges to, or interference with such right or leasehold interest of the Company or any of its Subsidiaries. Each of the Company and the Subsidiaries has obtained all land-use rights required to conduct their business, free and clear of all encumbrances and defects except such as are disclosed in the Prospectus or such as are not material or do not interfere with the use made and proposed to be made of such property by the Company and the relevant Subsidiaries and all such land-use rights are legal, valid and binding and enforceable in accordance with the terms of their establishment except such as are not material or do not interfere with the use made and proposed to be made of such property by the Company and the relevant Subsidiaries, as the case may be. Neither the Company nor any of the Subsidiaries owns, operates, manages or has any other right or interest in any other material real property of any kind save for those described in the Company’s Annual Report on Form 20-F for the year ended December 31, 2003 and the property valuation report set out in Appendix [•] to the Company’s Current Report on Form 6-K filed with the Commission on [•], 2004.

(xvi) Except as disclosed in the Prospectus and in such counsel’s legal opinion on the title matters relating to the properties, there are no legal impediments under PRC law in order for the Company or any of the Subsidiaries to obtain land use rights certificates in respect of the land, and building ownership certificates in respect of the buildings transferred by CTC to the Company as part of the Acquisition Transactions.

(xvii) Each Purchase Document executed by the Company, each Subsidiary and each other China Telecom Group Member has been duly authorized, executed and delivered by such party or parties, and each Purchase Agreement constitutes a valid and binding agreement of the Company, each Subsidiary and each other China Telecom Group Member, as applicable, enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xviii) The execution by the Company, the Subsidiaries and each China Telecom Group Member of each Purchase Document to which it is a party and the delivery by and the performance by such party of its obligations under each Purchase Agreement to which it is a party and the consummation of the Acquisition Transactions (A) does not and will not, to the best knowledge of such counsel after due inquiry, conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, that, individually or in the aggregate, is material to the Company and the Subsidiaries, taken as a whole, or any China Telecom Group Member, (B) did not and will not, result in any violation of the provisions of the Articles of Association, the business licenses or any other constituent documents of the Company, the Subsidiaries and each China Telecom Group Member, (C) will not result in any violation of any provision of PRC law or statute, and (D) will not result in a violation of any order, rule, regulation, judgment, order or decree of any PRC Governmental Agency having jurisdiction over the Company, the Subsidiaries, or any China Telecom Group Member or any of their properties, except for, in the case of clause (D), such violations which would not, individually or in the aggregate, (x) have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, or (y) affect the valid and binding nature of the Acquisition Transactions or any Purchase Document.

(xix) The description of the Acquisition Transactions set forth in the Prospectus under the captions [“The Acquisition,” “Operating and Financial Review and Prospects – [•],” “Relationship with China Telecom Group,” “Principal and Selling Shareholders”] and [•] is true and correct in all material respects with respect to the PRC legal matters, documents or proceedings described therein. All of the Acquisition Transactions that have been effected prior to the date hereof comply with all applicable national, provincial, municipal and local laws in the PRC and constitute binding and irrevocable transactions completed by the parties to the Acquisition Transactions.

(xx) All consents, approvals, authorizations, orders, registrations and qualifications required in the PRC (collectively the “PRC Consents” and, individually, each a “PRC Consent”) in connection with the Acquisition Transactions and the execution, delivery and performance of the Acquisition Transactions have been unconditionally obtained (including, without limitation, (x) all actions necessary for the approval of the Acquisition Transactions by the MII, the SASAC, the MLR, the SAIC, the STA and the relevant provincial and local branches or bureaus of the foregoing, and (y) to the extent required, third parties under joint venture agreements, bank loans, guarantees and other contracts that are material to the Company and the Subsidiaries, taken as a whole. No PRC Consent has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed except for the consents, approvals, authorizations, orders, registrations and qualifications, the failure to obtain of which would not, individually or in the aggregate, (x) have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, or (y) affect the valid and binding nature of the Acquisition Transactions or any Purchase Document. All PRC Consents are in full force and effect.

(xxi) No additional Governmental Authorization of or filing with any Governmental Agency is required in the PRC in respect of the direct or indirect completion of the Acquisition Transactions or the ownership by the Company of its equity interest in any of the Target Companies, except for such approvals which have been obtained and are in full force and effect.

(xxii) To the best knowledge of such counsel after due inquiry, there are no outstanding guarantees or contingent payment obligations of the Company and the Subsidiaries in respect of indebtedness of third parties, except as disclosed in the Prospectus.

(xxiii) To the best knowledge of such counsel after due inquiry, the Company and the Subsidiaries are not (A) in violation of their respective Articles of Association, business licenses and any other constituent documents or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel and to which the Company or any of the Subsidiaries is a party or by which it or any of their respective properties may be bound, except, in the case of clause (B), where such violation or default would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

(xxiv) Except as disclosed in the Prospectus, there are no legal, governmental or arbitrative proceedings before any court of the PRC or before or by any public, regulatory or governmental agency or body of the PRC pending or, to the best of such counsel’s knowledge after due inquiry, threatened against, or involving the properties or business of, the Company or any of the Subsidiaries (including, without limitation, any proceeding challenging the effectiveness or validity of the Acquisition Transactions) or to which any of the properties of the Company or any of the Subsidiaries is subject which will have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(xxv) The statements set forth (A) in the Prospectus under the captions [“Risk Factors,” “Description of the Share Capital,” “Description of American Depositary Receipts,” “Description of Debt Securities,” “Clearance and Settlement,” “Taxation,” “Plan of Distribution,” “Limitation on Enforceability of Civil Liabilities,” and “Foreign Exchange Controls;”] (B) in the Company’s Annual Report on Form 20-F for the year ended December 31, 2003 under the captions “Key Information—Risk Factors;” “—A. History and Development of the Company,” “—B. Business Overview—Trademarks,” “—B. Business Overview—Regulatory and Related Matters,” under “Information on the Company;” “—B. Compensation” and “—C. Board Practices” under “Directors, Senior Management and Employees;” “Major Shareholders and Related Party Transactions—B. Related Party Transactions;” and “—D. Exchange Controls,” and “—E. Taxation – People’s Republic of China,” under “Additional Information;” and in the “Notes to the Combined Financial Statements” included therein under the note captions [“1. Principal Activities Organization and Basis Presentation”, “2. Significant Accounting Policies – (k) Income Tax”, “18. Share Capital”, “19. Reserves”, “24. Taxation”, “30. Commitments and Contingencies”, “32. Related Party Transactions”, “33. Employee Benefits Plan” and “34. Stock Appreciation Rights”]; (C) in the Company’s Current Report on Form 6-K filed with the Commission on [•], 2004 under the captions [•] and [•]; and (D) in the Registration Statement in Item 8, in each case insofar as such statements constitute summaries of PRC legal and regulatory matters, documents or proceedings referred to thereto, fairly present the information called for with respect to such legal and regulatory matters, documents and proceedings and fairly summarize the PRC legal and regulatory matters, documents or proceedings referred to therein.

(xxvi) To the best knowledge of such counsel after due inquiry, there is no pending or threatened PRC regulatory, administrative or other governmental initiative which, if implemented or adopted in the manner proposed or contemplated, could have a material adverse effect on the operations of the Company and the Subsidiaries, taken as a whole, in the PRC in the manner presently conducted or as disclosed in the Prospectus.

(xxvii) After due inquiry, such counsel does not know (A) of any legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or (B) of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xxviii) Each of the Company and the Subsidiaries has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all national, provincial, municipal, local and other governmental authorities, agencies or bodies, self-regulatory organizations and courts and other tribunals in the PRC (including, without limitation, the PRC State Council, the MII, the SASAC, the CSRC, the SAIC, the STA, the Trademark Administration Bureau and the Intellectual Property Office) to (i) own, lease, license and use its properties and assets in the PRC and to conduct its business in the PRC in the manner described in the Prospectus, including, but not limited to, the operation by the Company and the Subsidiaries of the wireline telephone, data and Internet and leased line services in each of their service regions as described in the Prospectus, and (ii) use the proceeds of the Global Offering, without restriction as described in the Prospectus; such PRC licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions not described in the Registration Statement or the Prospectus; and to the best knowledge of such counsel after due inquiry (x) the MII or any other regulatory body is not considering modifying, suspending or revoking any such PRC licenses, consents, authorizations, approvals, orders, certificates or permits and (y) the Company and the Subsidiaries are in compliance with the provisions of all such PRC licenses, consent, authorizations, approvals, orders, certificates or permits in all material respects.

(xxix) The Company and the Subsidiaries own or have valid licenses in full force and effect or otherwise have the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (including the “China Telecom” name and logo) currently employed by them in connection with the business currently operated by them; and, to the best knowledge of such counsel after due inquiry, none of the Company and any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business, or operations of the Company and the Subsidiaries, taken as a whole.

(xxx) All dividends and other distributions declared and payable on the shares of capital stock of the Company in Renminbi to the H Share shareholders of the Company may under the current laws and regulations of PRC be payable in foreign currency and may be freely transferred out of the PRC and all such dividends will not be subject to withholding or other taxes under the laws and regulations of PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC and may be paid without the necessity of obtaining any Government Authorization in the PRC.

(xxxi) All dividends and other distributions declared and payable on the Company’s direct or indirect equity interests in the Subsidiaries may under the current laws and regulations of the PRC be paid to the Company.

(xxxii) To the best knowledge of such counsel after due inquiry, the Company and the Subsidiaries are (A) in compliance with any and all applicable Safety Laws in the PRC, (B) have obtained all permits, licenses or other approvals required of them under applicable Safety Laws in the PRC to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Safety Laws, failure to obtain required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, owner’s equity, results of operations or position, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

(xxxiii) The choice of law provisions set forth in this Agreement, the Deposit Agreement and the Power of Attorney will be recognized by PRC courts; each of the Company, the Subsidiaries and the Selling Shareholders can sue and be sued in its own name under the laws of the PRC.

(xxxiv) The irrevocable submission of the Company and the Selling Shareholders to the jurisdiction of any New York Court, the waiver by each of the Company and the Selling Shareholders of any objection to the venue of a proceeding in a New York Court, the waiver and agreement not to plead an inconvenient forum, the waiver of sovereign immunity and the agreement of each of the Company and the Selling Shareholders, as the case may be, that this Agreement and the Deposit Agreement shall be construed in accordance with and governed by the laws of the State of New York are legal, valid and binding under the laws of the PRC and will be respected by PRC courts; the Company has corporate power to appoint CT Corporation System as its authorized agent for service of process pursuant to this Agreement and the Deposit Agreement and has taken all necessary corporate action to authorize the appointment of CT Corporation System as its authorized agent for service of process pursuant to this Agreement and the Deposit Agreement; each of the Selling Shareholders has corporate power to appoint CT Corporation System as its authorized agent for service of process pursuant to this Agreement and has taken all necessary corporate action to authorize the appointment of CT Corporation System as its authorized agent for service of process pursuant to this Agreement; service of process affected in the manner set forth in this Agreement and the Deposit Agreement will be effective, insofar as PRC law is concerned, to confer valid personal jurisdiction over the Company and the Selling Shareholders, as the case may be; and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company and the Selling Shareholders, as the case may be, under this Agreement and the Deposit Agreement will be recognized in PRC courts subject only to the conditions described under the caption “Limitations on Enforceability of Civil Liabilities” in the Prospectus.

(xxxv) The indemnification and contribution provisions set forth in this Agreement and the indemnification provisions set forth in the Deposit Agreement do not contravene the public policy or laws of the PRC, and insofar as matters of PRC law are concerned, constitute the legal, valid and binding obligations of each of the Company and the Selling Shareholders, as the case may be, enforceable in accordance with the terms therein, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights.

(xxxvi) Each of this Agreement, the Deposit Agreement and the Power of Attorney is in proper legal form under the laws of the PRC for the enforcement thereof against the Company and the Selling Shareholders, as the case may be, in the PRC without further action on the part of the Underwriters or the Depositary; and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Deposit Agreement and the Power of Attorney in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document.

(xxxvii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, any of the Subsidiaries or the Selling Shareholders to the PRC or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, allotment and issuance of the Shares, (B) the deposit with the Depositary of Shares by the Company and the Selling Shareholders pursuant to the Deposit Agreement against the issuance of ADRs evidencing ADSs, (C) the deposit with HKSCC of Shares by the Company and the Selling Shareholders, (D) the sale and delivery by the Company and the Selling Shareholders of the Shares and the ADSs to or for the respective accounts of the Underwriters in the manner contemplated in this Agreement, (E) the execution, delivery and performance of this Agreement, the Deposit Agreement and the Power of Attorney, as the case may be, (F) the sale and delivery by the Underwriters of the Shares and the ADSs to the initial purchasers thereof in the manner contemplated in the Prospectus, or (G) the Acquisition Transactions completed prior to the date hereof.

(xxxviii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the PRC or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, allotment and issuance of the Shares, (B) the deposit with the Depositary of Shares by the Company and the Selling Shareholders pursuant to the Deposit Agreement against issuance of ADRs evidencing ADSs, (C) the deposit with HKSCC of Shares by the Company and the Selling Shareholders, (D) the sale and delivery by the Company and the Selling Shareholders of the Shares and the ADSs to or for the respective accounts of the several Underwriters in the manner contemplated in this Agreement, (E) the execution, delivery and performance of this Agreement, the Deposit Agreement and the Power of Attorney or (F) the sale and delivery by the several Underwriters of the Shares and the ADSs to the initial purchasers thereof in the manner contemplated in the Prospectus.

(xxxix) To the best knowledge of such counsel after due inquiry, (A) the PRC tax laws and regulations and other PRC laws and regulations applicable to the activities of the Company and the Subsidiaries in the PRC (including regulatory fees, capital gain, income, sales, withholding or other taxes and stamp or other issuance or transfer taxes or duties to which the Company or any of the Subsidiaries may become subject due to the conduct of activities in the PRC) are assessed or apply to the Company and the Subsidiaries in substantially the same manner as are currently applicable to any company incorporated under the PRC Company Law or any state-owned enterprise, as the case may be, which is engaged in the wireline telephone, data and Internet and leased line services in the PRC and (B) there are no material PRC fees or taxes that are or will become applicable to the Company or any of the Subsidiaries as a consequence of completion of the Acquisition Transactions or the Global Offering that have not been disclosed in the Prospectus.

(xl) To the best knowledge of such counsel after due inquiry, the Company and the Subsidiaries have no material legal obligations to provide housing benefits, severance or retirement benefits, death or disability benefits (or other actual or contingent employee benefits or perquisites) to any present or past employees, whether permanent or temporary, of (A) CTC, (B) any other China Telecom Group Members, or (C) any other parties that transferred or will transfer assets to the Company or the Subsidiaries in connection with the Acquisition Transactions.

(xli) The entry into, and performance or enforcement of this Agreement in accordance with its respective terms will not subject the Underwriters to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of this Agreement.

(xlii) Under the laws of the PRC, none of the Company, any of the Subsidiaries, the Selling Shareholders nor any of their respective properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of (x) the Company in this Agreement and the Deposit Agreement and (y) the Selling Shareholders in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement or the Deposit Agreement, as the case may be, is valid and binding under the laws of the PRC.

(xliii) Other than as disclosed in the Prospectus, the Company has no obligation to provide housing, severance, retirement, death or disability benefits to any of the present or past employees, whether permanent or temporary, of the Company or any of the Subsidiaries.

(xliv) Under the laws of the PRC, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the provisions of the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(xlv) The Company has no financial obligation to the PRC government or any social security fund or other fund of the PRC government in connection with the Global Offering.

In addition, such counsel shall state that nothing has come to such counsel’s attention that gave it reason it to believe that (A) the ADS Registration Statement, the Registration Statement or the Prospectus (except for financial statements included in the Prospectus, as to which such counsel need not express any belief), as of their respective effective dates and the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus (except for financial statements included in the Prospectus, as to which such counsel need not express any belief), as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinion of Sullivan & Cromwell LLP, Simmons & Simmons and Jingtian & Gongcheng described in Section 6(c), 6(d) and 6(e) above shall be rendered to the Underwriters at the request of the Company and the Selling Shareholders and shall so state therein.

(f) The Underwriters shall have received on the Closing Date an opinion of Emmet, Marvin and Martin, LLP, United States counsel for the Depositary, dated the Closing Date, to the effect that:

(i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as to enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general equity principles.

(ii) Upon execution and delivery by the Depositary of ADRs evidencing ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the holder of the ADSs to the rights specified in the ADRs and in the Deposit Agreement.

(iii) The ADS Registration Statement has been declared effective under the Securities Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the ADS Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted, or are either currently pending or contemplated under the Securities Act, and the ADS Registration Statement, and each amendment as of their respective effective dates, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

(g) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, United States counsel for the Underwriters, dated the Closing Date, covering such of the matters referred to in Section 6(c) above as you may reasonably require.

In rendering the foregoing opinion, Shearman & Sterling LLP may rely (i) as to matters governed by PRC law, upon the opinions of Jingtian & Gongcheng and Haiwen & Partners referred to in Sections 6(e) and 6(i), respectively, and (ii) as to matters relating to Hong Kong laws, upon the opinions of Simmons & Simmons and Freshfields Bruckhaus Deringer referred to in Sections 6(d) and (h), respectively.

(h) The Underwriters shall have received on the Closing Date an opinion of Freshfields Bruckhaus Deringer, Hong Kong counsel for the Underwriters, dated the Closing Date, concerning such of the matters referred to in Section 6(d) above as you may reasonably require.

(i) The Underwriters shall have received on the Closing Date an opinion of Haiwen & Partners, PRC counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Section 6(e) above, and such other matters as you may reasonably require.

(j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and in substantially the form attached to this Agreement in Exhibit A; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k) The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect.

(l) The Depositary shall have delivered to the Company, at such Time of Delivery, certificates satisfactory to you evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at such Time of Delivery, and the execution, countersignature (if applicable), issuance and deliver of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(m) The ADSs shall have been approved for listing on the NYSE, subject only to official notice of issuance. The H Shares shall have been approved in principle for listing on the HKSE.

(n) The listing agreement between the Company and the HKSE shall be in full force and effect.

(o) The Acquisition Agreement (in the form filed by the Company with the Commission) shall be in full force and effect; all consents, approvals, authorizations, orders, registrations and qualifications required in the PRC in connection with the Acquisition Transactions and the execution, delivery and performance of the Purchase Agreements have been made or obtained, other than the approval of the Company’s existing shareholders (excluding the Selling Shareholders) and the MII’s approval for the Company to extend its telecommunications business to the Target Provinces; and a notice convening an extraordinary general meeting of the Company on [•], 2004 to obtain shareholders’ approval of the Acquisition Transactions has been duly sent to all registered holders of H Shares.

(p) The Underwriters shall have received such other documents and certificates from each of the Company and the Selling Shareholders as are reasonably requested by you or your counsel.

(q) Each of the Company and CTC shall have executed and delivered to the Global Coordinators a “Lock-Up” Letter in the form of Exhibit B hereto or otherwise satisfactory to the Global Coordinators and such Lock-Up Letter shall be in full force and effect.

(r) Each of the Selling Shareholders (other than CTC) shall have executed and delivered to the Global Coordinators a “Lock-Up” Letter in the form of Exhibit C hereto or otherwise satisfactory to the Global Coordinators and such Lock-Up Letter shall be in full force and effect.

(s) The Company shall have complied with the provisions of Section 7(a) hereof with respect to the furnishing of prospectuses on the business day in New York next succeeding the date of this Agreement.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required herein, or if any of the certificates, opinions, written statements or letters furnished to the U.S. Representatives and the International Representatives pursuant to this Section 6 shall not be in all respects satisfactory in form and substance to the Global Coordinators and their U.S. counsel, all obligations of the Underwriters hereunder may be cancelled by the Global Coordinators. Notice of such cancellation shall be given to the Company and the Selling Shareholders in writing, or by telephone, telex or telegraph, confirmed in writing.

The several obligations of the U.S. Underwriters and International Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Global Coordinators on the Second Time of Delivery of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs and other matters related to the issuance of the Additional ADSs.

7. Covenants of the Company and CTC. In further consideration of the agreements of the Underwriters herein contained, each of the Company and CTC covenants with each Underwriter as follows:

(a) The Company will furnish to the Global Coordinators, without charge, 20 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you, without charge, in New York City prior to 1:00 p.m. New York City Time, and in Hong Kong prior to 5:00 p.m. Hong Kong time, on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(b) and 7(d) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement or the Prospectus, the Company will furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If a Rule 462 Registration Statement is required to be filed with respect to the Additional ADSs and the underlying Shares represented by the Additional ADSs, the Company will furnish to you a copy of such Rule 462 Registration Statement as promptly as possible after the filing thereof.

(d) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense to the Underwriters and to the dealers (whose name and addresses you will furnish to the Company) to which ADSs or Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(e) The Company will advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares or the ADSs for offering and sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order.

(f) The Company will endeavor to qualify the Shares or ADSs (including Shares underlying ADSs) for offer and sale under the foreign or state securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the ADSs or the Shares by the National Association of Securities Dealers, Inc. (the “NASD”).

(g) The Company will make generally available to the Company’s security holders and to you as soon as practicable (i) an earning statement covering the twelve-month period ending [June 30, 2005] that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder and (ii) audited consolidated financial statements of the Company for the year ended December 31, 2004, in each case prepared under IFRS (with a reconciliation to U.S. GAAP) on a basis consistent with the consolidated financial statements included in the Prospectus.

(h) The Company will deposit the Shares with the Depositary or otherwise deliver them as provided under Section 5 hereof and comply with all other terms of the Deposit Agreement so that ADRs evidencing ADSs will be executed, issued and, if applicable, countersigned by the Depositary and delivered to the several Underwriters on the Closing Date or the Second Time of Delivery, as the case may be.

(i) The Company will apply the net proceeds from the sale of the ADSs and the Shares pursuant to the Global Offering as set forth under the caption “Use of Proceeds” in the Prospectus.

(j) The Company will announce in a press release (delivered to The Wall Street Journal/Dow Jones News Service or other news service acceptable to the Global Coordinators) any information so required to be publicly published by the HKSE or other requirements.

(k) For so long as the Shares or the ADSs are outstanding, the Company agrees to file with, or deliver to, the HKSE, the SFC, the NYSE, the CSRC, the Commission, and any other governmental agency, authority or instrumentality in Hong Kong, the PRC, and the United States, such relevant reports, documents, agreements and other information which may from time to time be required by applicable law or regulation to be so filed or delivered because the Shares or the ADSs are outstanding.

(l) The Company agrees to indemnify and hold the Underwrites harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees, including any interest and penalties, payable in Hong Kong or the PRC which are or may be required to be paid in or in connection with the creation, allotment, issuance, offer and distribution of the Shares or the ADSs and the execution and delivery of this Agreement and the Deposit Agreement.

(m) [Whether or not the transactions contemplated in this Agreement are consummated or this Agreement, the Company will pay or cause to be paid (on behalf of the Company and the Selling Shareholders in proportion to the number of shares sold in the Global Offering) all costs, fees and expenses incident to the performance by the Company and the Selling Shareholders of their obligations under this Agreement, including, but not limited to: (i) the preparation, issuance and delivery of stock certificates representing the Shares, including printing and engraving fees, (ii) the fees, disbursements and expenses of the counsel for the Company and the Selling Shareholders and the Company’s accountants, appraisers and valuers in connection with the transactions contemplated hereby and all other fees, costs or expenses arising in connection with the preparation and filing of the Registration Statement, any preliminary prospectus and the Prospectus (including the supplemental listing application fee, if any, for the HKSE), and amendments and supplements to any of the foregoing, including all printing, graphic and document production, and translation costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in quantities hereinabove specified, provided that the foregoing shall not include the out-of-pocket expenses incurred by the Underwriters, including the fees, disbursements and expenses of their counsel, in connection therewith; (iii) the fees, disbursements and expenses of the Company’s public relations firm, (iv) all costs and expenses related to the issue, transfer and delivery (as the case may be) of the Shares and the ADSs, including any stock transfer or other taxes and any brokerage payable thereon, (v) the cost of printing or producing any United States or foreign Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares or ADSs under foreign or state securities laws (including, but not limited to, the expenses relating to preparing and printing the Canadian “wrapper” in connection with the offer and sale of the Shares or ADSs in Canada) and all expenses in connection with the qualification of the Shares or ADSs for offer and sale under foreign or state securities laws as provided in Section 7(e) hereof, including filing fees, but excluding the fees, disbursements and expenses of counsel to the Underwriters in connection therewith, except for the reasonable fees and disbursements of Shearman & Sterling LLP, U.S. counsel for the Underwriters, in connection with preparation of the Blue Sky or Legal Investment memorandum, if any (vi) all fees and expenses of the Depositary that the Company has agreed to pay pursuant to the Deposit Agreement and the costs and charges of the Custodian and any transfer agent or registrar, (vii) all roadshow expenses incurred in connection with the Global Offering, including, without limitation, expenses associated with the production of roadshow slides and graphics, fees and expenses of any consultants engaged in connection with the roadshow presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the roadshow, provided that the foregoing shall not include the lodging, meals and travel expenses (including any allocable portions thereof on a per-head basis) of representatives of the Underwriters on the roadshow, (viii) all filing fees and the reasonable disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares or ADSs by the NASD, (ix) all listing fees and other direct costs of listing the ADSs on the NYSE and the Shares on the HKSE, and (x) all other costs and expenses incident to the performance by the Company and the Selling Shareholders of their respective obligations hereunder for which provision is not otherwise made in this Section 7(m), including all costs and expenses incurred in connection with or otherwise relating to the Acquisition Transactions, provided that the foregoing shall not include any out-of-pocket expenses incurred by the Underwriters, including the fees, disbursements and expenses of their counsel, in connection with their performance of their obligations hereunder.]

(n) The Company will not use, and will cause each Subsidiary and the businesses now run by the Company and each Subsidiary not to use, the proceeds from the sale of any Shares or ADSs, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Shares or ADSs in the Global Offering, by virtue of their purchasing or holding any Shares or ADSs, to be in violation of the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or in connection with business, operations or contracts with the Governments or with any person or entity of the Balkans, Burma (Myanmar), Cuba, Iraq, Iran, Libya, Liberia, North Korea, Sudan, Zimbabwe or any person or entity that is subject to sanctions under any program administered by the Office of Foreign Assets Control of the United States Treasury Department.

(o) The Company will furnish to the Company’s shareholders as soon as practicable after the end of each fiscal year an annual report in English (including a balance sheet and statements of income, owner’s equity and cash flows of the Company and its consolidated subsidiaries) certified by independent public accountants and prepared in conformity with IFRS together with a reconciliation to U.S. GAAP of net income, owner’s equity and, as necessary, other selected balance sheet and income statement items and, as soon as practicable after the end of the second quarter of each fiscal year statements of income prepared in conformity with the IFRS, together with a reconciliation to U.S. GAAP of certain items contained in such statements.

(p) The Company will, during a period of two years from the effective date of the Registration Statement, furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Global Coordinators as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished by the Company to its shareholders generally or to the Commission).

(q) Otherwise than as disclosed in the Prospectus, the Company will not (and will cause the Subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result, under the Exchange Act or the provision of the Securities and Futures Ordinance of Hong Kong, in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares or the ADSs.

(r) The Company will use its best efforts to maintain the listings of the ADSs on the NYSE and the H Shares on the HKSE.

(s) The Company will file with the Commission such information on Form 20-F as may be required by Rule 463 under the Securities Act.

(t) Each of the Company and CTC hereby agrees that it shall execute and deliver to the Global Coordinators a “Lock-Up” Letter in the form of Exhibit B hereto or otherwise satisfactory to the Global Coordinators.

(u) The Company agrees to indemnify and hold harmless the Underwriters from and against (i) any and all actions, claims (whether or not any such claim involves or results in any actions, or proceedings), demands, investigations and proceedings from time to time made or brought or threatened to be made or brought against any of them, and (ii) all cost, fees, expenses, liabilities (including without limitation, any legal or other expenses incurred by any of them in connection with defending or investigating any such action or claim), losses and damages of any nature whatsoever suffered or incurred by any of them, directly or indirectly, as a result of, arising out of or in connection with the deposit of securities of the Company to be sold by the Selling Shareholders into Central Clearing and Settlement System established and operated by HKSCC (“CCASS”) by any of the Underwriters (or procured to be deposited into CCASS by any of them) for the purpose of and/or the consummation of the transactions contemplated herein.

(v) The Company agrees to pay the MOF, on behalf of the Selling Shareholders, the proceeds from the sale of Shares or ADSs by the Selling Shareholders pursuant to the Regulation on Interim Measures on the Sale of State Shares for Social Security Funds.

(w) The Company will comply in all material respects with all applicable obligations and duties imposed on it by the Sarbanes-Oxley Act and will timely make all required disclosures and filings required thereby with the Commission.

8. Covenants of the Selling Shareholders. In further consideration of the agreements of the Underwriters herein contained, each of the Selling Shareholders covenants with each Underwriter as follows:

(a) Otherwise than as disclosed in the Prospectus, such Selling Shareholder will not (and will cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result, under the Exchange Act or the provision of the Securities and Futures Ordinance of Hong Kong, in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares or the ADSs.

(b) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to the Global Coordinators prior to or at the First Time of Delivery (as defined below) a properly completed and executed United States Treasury W-8 BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

9. Indemnity and Contribution. (a) (i) The Company and the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within meaning of Rule 405 under the Securities Act selling underwritten ADSs or Shares on behalf of an Underwriter (a “Selling Affiliate”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter, any such controlling person or any such Selling Affiliate in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, with respect to the indemnity agreement in this clause 9(a)(i), the liability of each Selling Shareholder, other than CTC, is limited to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by it expressly for use in the Registration Statement, ADS Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or [CTC] within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and [CTC to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, ADS Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) and 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are Selling Affiliates, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel)

for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Global Coordinator. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of the Selling Shareholders, such firm shall be designated in writing by the persons named as attorney-in-fact for the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this Section 9(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 9(a) or (b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such Section 9(a) or (b), in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs) or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs) shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs) (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs). The relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs) they have purchased hereunder, and not joint.

(e) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs) underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies, which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs).

10. Termination. This Agreement shall be subject to termination by notice given by the Global Coordinators to the Company and the Selling Shareholders, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the NYSE, the Nasdaq National Market, the HKSE or the Tokyo Stock Exchange, (ii) trading of any securities of the Company or any Subsidiary shall have been suspended or materially limited on any such exchange or over-the-counter market, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices have been required by any such exchange or by any such system or by order of the Commission, the NASD or any other government authority, (iii) a material disruption in commercial banking or securities settlement, payment or clearance services in the United States, Hong Kong, Japan or the European Union shall have occurred, (iv) a change or development involving a prospective change in the existing financial, political, economic or regulatory conditions in the PRC, Hong Kong, Japan or United States (including the imposition of, or a material change in, exchange controls, currency exchange rates or taxation, including any transfer taxes, duties or withholding taxes affecting the ADSs or the Shares, or foreign investment regulations) shall have occurred, (v) any new restriction materially adversely affecting the ability of the Underwriters to distribute the ADSs or the Shares, as the case may be, shall have become effective, (vi) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities, in Hong Kong by the Hong Kong authorities, in the PRC by the PRC authorities or in Japan by the Japanese authorities or (vii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Global Coordinators, is material and adverse and (b) in the case of any of the events specified in clause 10(a) above, such event, singly or together with any other such event, makes it, in the judgment of the Global Coordinators, impracticable or inadvisable to proceed with the offer, sale or delivery, or to enforce contracts for sale, of the ADSs or the Shares, as the case may be, on the terms and in the manner contemplated in the Prospectus.

11. Effectiveness; Defaulting Underwriters. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b) If, on the Closing Date or at the Second Time of Delivery any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule II or Schedule III hereto bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Global Coordinators or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Second Time of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional ADSs or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this Section 11(b) shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholders shall be unable to perform its obligations under this Agreement, the Company and the Selling Shareholders will reimburse the Underwriters or such Underwriters as having so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Submission to Jurisdiction. (a) Each of the Company, the Selling Shareholders and you irrevocably agree that any legal suit, action or proceeding brought by any Underwriter or by any Selling Affiliate or by any person who controls any Underwriter arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the Company and the Selling Shareholders agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law in accordance with applicable law.

(b) Each of the Company and the Selling Shareholders has irrevocably appointed CT Corporation System (the “Process Agent”), 111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive on its behalf service of copies of the summons and complaints and any other process which may be served by any Underwriter in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought in such federal or state court sitting in the Borough of Manhattan, The City of New York. Such appointment shall be irrevocable. Such service may be made by delivering a copy of such process to each of the Company and the Selling Shareholders in care of the Process Agent at the address specified above for the Process Agent and obtaining a receipt therefor, and each of the Company and the Selling Shareholders hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. Each of the Company and the Selling Shareholders represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed in every respect effective service of process upon the Company and the Selling Shareholders in any such suit, action or proceeding.

(c) Each of the Company and the Selling Shareholders, in respect of itself and its properties and revenues (and, to the extent it may lawfully do so, in respect of the Subsidiaries and their properties and revenues), expressly and irrevocably waives, any right of immunity of jurisdiction to which it or they may otherwise be entitled or become entitled, on the grounds of sovereignty or otherwise (including any immunity from the jurisdiction of any court or from service of process or from attachment prior to judgment or in aid of execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any legal action, suit or proceeding arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or any other competent court in the United States, Hong Kong or the PRC.

13. Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures [•] and [•] could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company and the Selling Shareholders in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following actual receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholders agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Shareholders, as the case may be, an amount equal to the excess of the Untied States dollars so purchased (based on amounts actually received) over the sum originally due to such Underwriter hereunder.

14. Notices. (a) In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Global Coordinators on behalf of you as the representatives of the several Underwriter.

(b) All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail, or by telex or facsimile transmission promptly confirmed by a writing delivered or sent by registered mail, to the Global Coordinators, in care of [•]; if to the Company shall be sufficient in all respects if delivered or sent by registered mail, or by telex or facsimile transmission promptly confirmed by a writing delivered or sent by registered mail, to the Company at China Telecom Corporation Limited, 31 Jin Rong Avenue, Beijing, China 100032, Attention: Mr. Zhang Jianbin (Facsimile No. (8610) 6641 5280); if to the Selling Shareholders shall be sufficient in all respects if delivered or sent by registered mail, or by telex or facsimile transmission promptly confirmed by a writing delivered or sent by registered mail, to c/o China Telecom Corporation Limited, 31 Jin Rong Avenue, Beijing, China 100032, Attention: Mr. Zhang Jianbin (Facsimile

No. (8610) 6641 5280); provided, however, that any notice to any Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex, or facsimile transmission to such Underwriter at its address, which address will be supplied to the Company by the Global Coordinators on request.

15. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the several Underwriters, and the Company and the Selling Shareholders and, to the extent provided to Section 9 hereof, any Selling Affiliate, the officers and directors of the Company, the Selling Shareholders and each person who controls the Company, the Selling Shareholders or any Underwriter and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs or Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[END OF PAGE]

Very truly yours,

CHINA TELECOM CORPORATION LIMITED

By:
Name:
Title:

CHINA TELECOMMUNICATIONS CORPORATION

By:
Name:
Title:

GUANGDONG RISING ASSETS MANAGEMENT CO., LTD.

By:
Name:
Title:

JIANGSU GUOXIN INVESTMENT GROUP CO., LTD.

By:
Name:
Title:

ZHEJIANG FINANCIAL DEVELOPMENT COMPANY

By:
Name:
Title:

Accepted as of the date hereof:

[SIGNATURE PAGES FOR THE U.S. REPRESENTATIVES, THE INTERNATIONAL

REPRESENTATIVES AND THE JOINT GLOBAL COORDINATORS TO FOLLOW]

SCHEDULE I

SELLING SHAREHOLDERS

Selling Shareholders	Number of Firm ADSs To Be Sold		Maximum Number of Additional ADSs To Be Sold
China Telecommunications Corporation	[	•]	[	•]
Guangdong Rising Assets Management Co., Ltd.	[	•]	[	•]
Jiangsu Guoxin Investment Group Co., Ltd.	[	•]	[	•]
Zhejiang Financial Development Company	[	•]	[	•]

Total	[	•]	[	•]

SCHEDULE II

U.S. UNDERWRITERS

Underwriters	Number of Firm ADSs To Be Purchased
[U.S. Underwriters]	[•]

Total U.S. Firm ADSs:	[•]

SCHEDULE III

INTERNATIONAL UNDERWRITERS

Underwriters	Number of Firm ADSs To Be Purchased
[International Underwriters]	[	•]

Total International Firm ADSs:	[	•]

SCHEDULE IV

EXISTING SUBSIDIARIES OF THE COMPANY

Name of Existing Subsidiary	Company Percentage Ownership (%)
Guangdong Telecom Company Limited	100%
Shanghai Telecom Company Limited	100%
Jiangsu Telecom Company Limited	100%
Zhejiang Telecom Company Limited	100%
Anhui Telecom Company Limited	100%
Fujian Telecom Company Limited	100%
Jiangxi Telecom Company Limited	100%
Guangxi Zhuang Telecom Company Limited	100%
Chongqing Telecom Company Limited	100%
Sichuan Telecom Company Limited	100%

SCHEDULE V

THE TARGET COMPANIES

Name of Target Company	Proposed Company Percentage Ownership (%)
Hubei Telecom Company Limited	100%
Hunan Telecom Company Limited	100%
Hainan Telecom Company Limited	100%
Guizhou Telecom Company Limited	100%
Yunnan Telecom Company Limited	100%
Shaanxi Telecom Company Limited	100%
Gansu Telecom Company Limited	100%
Qinghai Telecom Company Limited	100%
Ningxia Hui Telecom Company Limited	100%
Xinjiang Uygur Telecom Company Limited	100%

EXHIBIT A

FORM OF COMFORT LETTER

A-1

EXHIBIT B

FORM OF LOCK-UP LETTER FROM THE COMPANY AND CTC

[•], 2004

[Names of U.S. Representatives]

[Addresses]

As U.S. Representatives of the Several U.S. Underwriters

[Names of International Representatives]

[Addresses]

As International Representatives of the Several International Underwriters

[Names of Global Coordinators]

[Addresses]

As Global Coordinators

Dear Sirs and Mesdames:

The undersigned understands that [•] and [•] propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with China Telecom Corporation Limited (the “Company”), China Telecommunications Corporation (“CTC”) and certain other shareholders of the Company, providing for the offering (the “Offering”) by the several Underwriters (the “Underwriters”), including [•] and [•], of an aggregate of [•] American Depositary Shares (“ADSs”), representing [•] H Shares, par value RMB1.00 per share (each, an “H Share”) of the Company. Each ADS represents 100 H Shares. Each of the undersigned understands that [•] and [•] shall act as the joint global coordinators (the “Global Coordinators”) for the Offering.

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Global Coordinators on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or agree to grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, H Shares, directly or in the form of ADSs, or any shares of the Company or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, the ADSs, H Shares or shares of the Company, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs, H Shares or shares of the Company, whether any such transaction described in clause (1) or clause (2) above is to be settled by delivery of ADSs, H Shares or shares of the Company or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any ADSs or H Shares to the Underwriters pursuant to the Underwriting Agreement, (b) the issuance by the Company of ADSs or H Shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of the Prospectus of which the Underwriters have been advised in writing, or (c) transactions by any person other than the Company relating to the H Shares (including H Shares represented by ADSs) or other securities of the Company acquired in open market transactions after the completion of the Offering. In addition, the undersigned agrees that, without the prior written consent of the Global Coordinators on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares (including H Shares) of capital stock of the Company or any security convertible into or exercisable or exchangeable for shares (including H Shares) of capital stock of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the shares (including H Shares) of common stock of the Company except in compliance with the foregoing restrictions.

B-1

The undersigned understands that the Company, the Global Coordinators and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby acknowledges, accepts and agrees to the provisions set forth in Section 12 of the Underwriting Agreement, which Section 12 is incorporated herein by reference as if set forth in full herein.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF LOCK-UP LETTER FROM EACH SELLING SHAREHOLDER OTHER THAN CTC

[•], 2004

[Names of U.S. Representatives]

[Addresses]

As U.S. Representatives of the Several U.S. Underwriters

[Names of International Representatives]

[Addresses]

As International Representatives of the Several International Underwriters

[Names of Global Coordinators]

[Addresses]

As Global Coordinators

Dear Sirs and Mesdames:

The undersigned understands that [•] and [•] propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with China Telecom Corporation Limited (the “Company”), China Telecommunications Corporation (“CTC”) and the undersigned, providing for the offering (the “Offering”) by the several Underwriters (the “Underwriters”), including [•] and [•], of an aggregate of [•] American Depositary Shares (“ADSs”), representing [•] H Shares, par value RMB1.00 per share (each, an “H Share”) of the Company. Each ADS represents 100 H Shares. Each of the undersigned understands that [•] and [•] shall act as the joint global coordinators (the “Global Coordinators”) for the Offering.

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, each of the undersigned hereby agrees that:

(1) it will not sell or otherwise transfer any of its shares of the Company during the period until and including the date [12 months] after the date of the Prospectus (the “12-Month Lock-Up Period”);

(2) [it will not, for each six-month period during the two years after the expiration of the 12-Month Lock-up Period, sell its shares of the Company in such amounts that in aggregate will exceed 20% of the shares of the Company held by it at the date of the Prospectus]; and

(3) it will notify the Company in writing 60 days prior to the sale of the shares of the Company.

Each of the undersigned understands that the Company, the Global Coordinators and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. Each of the undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Each of the undersigned hereby acknowledges, accepts and agrees to the provisions set forth in Section 12 of the Underwriting Agreement, which Section 12 is incorporated herein by reference as if set forth in full herein.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[SELLING SHAREHOLDER]

By:
Name:
Title: